UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Diamondback Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 West Texas, Suite 1200
Midland, Texas 79701

NOTICE OF
2016
ANNUAL STOCKHOLDERS
MEETING

and

PROXY STATEMENT

Wednesday
June 8, 2016

11:30 a.m. local time
One Park Avenue
Oklahoma City, Oklahoma 73102

April 29, 2016

Dear Diamondback Energy, Inc. Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at One Park Avenue, Oklahoma City, Oklahoma 73102 on Wednesday, June 8, 2016, at 11:30 a.m.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting and voting in person. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement.  In addition to the formal items of business to be brought before the meeting, there will be a report on our operations, followed by a question and answer period. Your interest in Diamondback Energy, Inc. is appreciated. We look forward to seeing you on June 8, 2016.

Sincerely,

/s/ Steven E. West
Steven E. West
Chairman of the Board

DIAMONDBACK ENERGY, INC.
500 West Texas, Suite 1200
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2016

To the Stockholders of Diamondback Energy, Inc.:

The Annual Meeting of Stockholders of Diamondback Energy, Inc. will be held on June 8, 2016 at 11:30 a.m., local time, at One Park Avenue, Oklahoma City, Oklahoma 73102, for the following purposes:

1.	To elect five directors to serve until the Company’s 2017 Annual Meeting of Stockholders;

2.	To approve the Company's 2016 Amended and Restated Equity Incentive Plan;

3.	To hold an advisory vote on the Company’s executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We are providing access to our proxy materials, including this proxy statement and our 2015 Annual Report to Stockholders, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet;

•	Follow the instructions on the proxy card to vote by phone;

•	If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 14, 2016 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2016. This proxy statement and the Company’s 2015 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

By Order of the Board of Directors,

/s/ Randall J. Holder
Randall J. Holder
Vice President, General Counsel and
Secretary

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 29, 2016.

i

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Diamondback Energy, Inc., which we refer to as “Diamondback,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2016 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 5);

•	The approval of our 2016 Amended and Restated Equity Incentive Plan (see Proposal 2 on page 47)

•	The approval, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 3 on page 51);

•	The ratification of Grant Thornton LLP as our independent auditors for 2016 (see Proposal 4 beginning on page 52); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy or proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the proposal to elect nominated directors;

•	FOR the proposal to approve our 2016 Amended and Restated Equity Incentive Plan;

•	FOR the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2016.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 14, 2016. Each share of common stock is entitled to one vote. As of April 14, 2016, we had 71,698,583 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 14, 2016 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.

How many votes are needed to approve each of the proposals?

The five nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for director named in Proposal 1.

Proposals 2, 3 and 4 require the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Except with respect to the proposal to ratify our independent auditors, where broker non-votes will be counted, only votes for or against these proposals will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m. central time on June 8, 2016.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;

•	Sending our Corporate Secretary a written document revoking your earlier proxy; or

•	Voting again at the meeting.

However, if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your proxy.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2016 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

The proposals to elect directors, to approve the Company's 2016 Amended and Restated Equity Incentive Plan and to approve, on an advisory basis, the Company’s executive compensation are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal 2, 3 and 4 you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I submit my proxy but don’t indicate my vote on the proposals?

If you submit a proxy by telephone or Internet, or if you request a paper copy of our proxy materials and return a signed proxy card by mail, in each case without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR the proposal to approve our 2016 Amended and Restated Equity Incentive Plan, FOR approving, on an advisory basis, the Company’s executive compensation as described in this proxy statement and FOR the ratification of Grant Thornton LLP as our independent auditors for 2016.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

What are the directions to the Annual Meeting location?

The Annual Meeting will be held at One Park Avenue, Oklahoma City, Oklahoma 73102. From I-44, take I-40 east approximately 3 miles and exit 150A to Shields Boulevard. Turn left (north) on South Shields Boulevard (after approximately 0.4 miles South Shields Boulevard turns into S E.K. Gaylord Boulevard) and travel approximately 0.8 miles. From S E.K. Gaylord Boulevard, turn left (west) on W Main St. Continue on W Main St. approximately 0.1 miles and take a right (north) on N Broadway Ave and then right (north) on Park Ave. One Park Avenue is located at the intersection of North Broadway Avenue and Park Avenue. Please note that there may be construction along this route and it is subject to detours.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2015 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2015 Annual Report to Stockholders, over the Internet in accordance with the rules of the Securities and Exchange Commission, or the SEC.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/FANG.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2015 Annual Report to Stockholders, for one year following the annual meeting of stockholders.  If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

Board of Directors Information

What is the makeup of the board of directors and how often are the members elected?

Our board of directors consists of five members who are elected annually. The majority of these directors are independent under the Nasdaq listing standards.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the board of directors.

How are directors compensated?

Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors.

Cash Compensation

During 2015, non-employee directors of the Company received $47,500 in cash plus additional annual payments of $15,000 for the chairperson of the audit committee and $10,000 for each other member of the audit committee and $10,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments. Additionally, each director received $1,000 for each board or committee meeting the director attends in person, and $500 for each board or committee meeting the director attends telephonically.

No changes have been made to our director cash compensation in 2016 to date.

Equity Compensation

From time to time, we provide our non-employee directors with equity compensation under our 2012 Equity Incentive Plan, or the 2012 Plan, as additional compensation and incentive. Our current non-employee directors are Steven E. West, Michael P. Cross, David L. Houston and Mark L. Plaumann. In October 2012, each non-employee director was granted 6,666 restricted stock units, which have all vested. In July 2014, each non-employee director was granted 2,802 restricted stock units which vest in three installments of 934 restricted stock units, the first two of which vested on July 15, 2014 and 2015, respectively, with the vesting of the remaining equal installment occurring on July 1, 2016. In August 2015, each non-employee director was granted 1,578 restricted stock units, 526 of which vested on August 25, 2015 and the remaining 1,052 of which will vest in two equal annual installments beginning on July 1, 2016. No equity awards have been granted to our non-employee directors during 2016 to date. Further details regarding our director compensation in 2015 are set forth under the heading “Compensation Tables—Director Compensation” below.

Insurance and Indemnification

We provide liability insurance for our directors and executive officers at a current annual premium of approximately $434,700. We are also party to indemnification agreements with our directors and executive officers. In addition, our certificate of incorporation sets forth limitations on our directors’ liability to our stockholders. Further, our bylaws contain indemnification and advancement of expenses provisions for the benefit of our directors and officers.

How often did the board of directors meet in 2015?

Our board of directors met three (3) times, in person or telephonically, in 2015. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended all of the meetings of the board of directors and the meetings of the committees on which he served.

Election of Directors and Director Biographies

(Proposal 1 on the Proxy Card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2017 Annual Meeting of Stockholders and until each such director’s successor is elected are:

STEVEN E. WEST, age 55. Mr. West has served as a director of the Company since December 2011 and Chairman of the Board since October 2012. Mr. West served as our Chief Executive Officer from January 2009 to December 2011. Since January 2011, Mr. West has been a partner at Wexford Capital LP, or Wexford Capital, focusing on Wexford Capital’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford Capital. From August 2003 until August 2006, Mr. West was the Chief Financial Officer of Sunterra Corporation, a former Wexford Capital portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, Mr. West worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Since February 2014, Mr. West has also served as a director and Executive Chairman of the general partner of Viper Energy Partners LP, our publicly traded subsidiary, which we refer to as Viper. Mr. West holds a Bachelor of Science degree in Accounting from California State University, Chico. We believe Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford Capital, its portfolio companies and other financial institutions qualify him to serve on our board of directors.

TRAVIS D. STICE, age 54. Mr. Stice has served as our Chief Executive Officer since January 2012 and as a director of the Company since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Viper since February 2014. Prior to his current positions with us, he served as our President and Chief Operating Officer from April 2011 to January 2012. He served as a Vice President of Laredo Petroleum Holdings, Inc. from September 2008 to September 2010. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until Burlington Resources' acquisition by ConocoPhillips in March 2006. He started his career with Mobil Oil in 1985. Mr. Stice has nearly 30 years of industry experience in production operations, reservoir engineering, production engineering and unconventional oil and gas exploration and over 20 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Stice is a registered engineer in the State of Texas, and is a 26-year member of the Society of Petroleum Engineers. We believe that Mr. Stice’s leadership within the Company, his management experience and his knowledge of the critical internal and external challenges facing the Company and the oil and natural gas industry as a whole qualify him for service on our board of directors.

MICHAEL P. CROSS, age 64. Mr. Cross has served as a director of the Company since October 2012. Mr. Cross is President and owner of Michael P. Cross, Inc., an independent oil and natural gas producer, a position he has held since July 1994. Mr. Cross also currently serves as a director of Warren Equipment Company, a position he has held since 2002. Mr. Cross also served as a member of the Oklahoma Energy Resources Board from February 2005 until March 2014, where he was a member of the executive committee from 2007 until 2014. Mr. Cross currently serves as a member of the Board of Directors of the Oklahoma Independent Petroleum Association, a position he has held for over 17 years, and was inducted into its Wildcatters Hall of Honor. Mr. Cross served on the Board of Directors for OGE Enogex GP LLC from October 2007 to October 2008. Mr. Cross also served as Chief Executive Officer and President of Windsor Energy Resources, Inc. from December 2005 until December 2006. Mr. Cross served as President and Manager of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company, from its inception in 1996 until June 2003 and served as President of its predecessor, Twister Transmission Company, from 1990 to 1996. Mr. Cross graduated from Oklahoma State University in 1973 with a Bachelor of Science degree in Business Administration. We believe that Mr. Cross’s strong oil and gas background and executive management experience qualify him for service on our board of directors.

DAVID L. HOUSTON, age 63. Mr. Houston has served as a director of the Company since October 2012. Since 1991, Mr. Houston has been the principal of Houston Financial, a firm that offers life and disability insurance, compensation and benefits plans and wealth management services with a focus on the energy sector. Since 2000, Mr. Houston has managed a mineral trust with approximately 9,200 net acres in Oklahoma, Texas, Kansas and New Mexico, which included responsibility for leasing and production matters. Mr. Houston served on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008. Mr. Houston has served as a director of Gulfport Energy Corporation, or Gulfport, since July 1998, and has been Chairman of its Board since June 2013. Mr. Houston also serves on Gulfport's nominating and governance, audit and compensation committees. He also served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University. We believe that Mr. Houston’s financial background and his executive management experience qualify him for service on our board of directors.

MARK L. PLAUMANN, age 60. Mr. Plaumann has served as a director of the Company since October 2012. He is currently a Managing Member of Greyhawke Capital Advisors LLC, or Greyhawke, which he co-founded in 1998. Prior to founding Greyhawke, Mr. Plaumann was a Senior Vice President of Wexford Capital. Mr. Plaumann was formerly a Managing Director of Alvarez & Marsal, Inc. and the President of American Healthcare Management, Inc. He also was Senior Manager at Ernst & Young LLP. Mr. Plaumann served as a director and audit committee chairman for ICx Technologies, Inc. from 2006 until October 2010 and currently serves as a director and a member of the audit and compensation committees of Republic Airways Holdings, Inc., and a director of one private company. Mr. Plaumann served as a director, an audit committee chairman and a member of the conflicts committee of the general partner of Rhino Resource Partners LP, a coal operating company, from September 2010 until March 2016. Mr. Plaumann holds an M.B.A. and a B.A. in Business from the University of Central Florida. We believe that Mr. Plaumann’s service on the boards of other public companies and his executive management experience, including previous experience as chairman of audit committees, qualifies him for service on our board of directors.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

What are the committees of the Board?

Our board of directors has the following committees:

Committee	Members		Principal Functions	Number of Meetings in 2015
Audit	David L. Houston	•
Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.
Four (4)
Michael P. Cross
Mark L. Plaumann*
		•	Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.
		•	Monitors our compliance with legal and regulatory requirements.
•
Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

		•	Reviews and approves related party transactions.
		•	Appoints, determines compensation, evaluates and terminates our independent auditors.
		•	Pre-approves audit and permissible non-audit services to be performed by the independent auditors.
		•	Prepares the report required by the SEC for the inclusion in our annual proxy statement.
		•	Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.
•
Inform our independent auditors of the audit committee's understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors' evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

		•	Conducts a periodic performance evaluation of the committee.

Compensation	David L. Houston	•	Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management.	Four (4)
Michael P. Cross*
Mark L. Plaumann

Committee	Members		Principal Functions	Number of Meetings in 2015
		•	Reviews and makes recommendations to the board of directors with respect to compensation plans and policies for employees generally.
		•	Discharges the board of directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers.
		•	Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.
		•	Reviews, approves and administers our Executive Annual Incentive Compensation Plan, including the establishment of performance criteria and targets and awards under such plan.
		•	Reviews, approves and administers our equity-based compensation plans, including the grants of stock options, restricted stock units and other equity awards under such plans.
		•	Makes recommendations to the board with respect to director compensation.
		•	Determines any stock ownership guidelines for our chief executive officer and other executive officers and directors.
		•	Conducts a periodic performance evaluation of the committee.
		•	Reviews disclosure related to executive compensation in our proxy statement.
		•	Reviews and reassesses the adequacy of the compensation committee charter.
		•	Advise the board of directors regarding the stockholder advisory vote on executive compensation and golden parachutes, including the frequency of such votes.
		•	Reviews and considers the stockholder advisory vote on executive compensation when determining policies and making decisions on executive compensation.
•
Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with such compensation consultant.

Nominating and Corporate Governance	David L. Houston*	•	Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.	One (1)
Michael P. Cross
Mark L. Plaumann
		•	Identifies and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.
		•	Evaluates candidates for board of directors membership, including those recommended by stockholders of the Company.
		•	Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.
		•	Conducts a periodic performance evaluation of the committee.
		•	Reviews and reassesses the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to the board of directors for approval.
*Committee Chairperson.

Do the committees have written charters?

Yes. The charters for our audit committee, compensation committee and nominating and corporate governance committee can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc. 9400 N. Broadway Extension, Suite 700, Oklahoma City, OK 73114.

Corporate Governance Matters and Communications with the Board

Who are our independent directors?

Our board of directors has determined that David L. Houston, Michael P. Cross and Mark L. Plaumann meet the standards regarding independence set forth in the Nasdaq listing standards and are free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company.

Our board of directors has determined that each member of the audit committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that Mark L. Plaumann qualifies as the “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Do our non-management directors meet separately without management?

Our non-management directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors and its committees. Our non-management directors met in an executive session on five (5) occasions in 2015.

How can I communicate with the board of directors?

Individuals may communicate with our board of directors or individual directors by writing to Corporate Secretary, Diamondback Energy, Inc., 9400 N. Broadway Extension, Suite 700, Oklahoma City, Oklahoma 73114. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or the compensation committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Do directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. All of our directors attended our 2015 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investors—Corporate Governance” caption.

Nominating Process For Directors, Director Qualifications and Review of Director Nominees

The nominating and corporate governance committee is comprised of three non-employee directors, all of whom are independent under Nasdaq listing standards. As provided by the nominating and corporate governance committee’s charter, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management.

Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of our board of directors and the evolving needs of our stockholders’ businesses. It is the policy of our board of directors that at all times at least a majority of its members meets the standards of independence promulgated by Nasdaq and the Securities and Exchange Commission, or the SEC, and that all members reflect a range of talents, experience, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas related industries sufficient to provide sound and prudent guidance with respect to our operations and stockholders’ interests. In addition to the foregoing factors, our nominating and corporate governance committee considers diversity in its evaluation of candidates for board membership. Although our board of directors does not have a formal diversity policy, our board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. Our nominating and corporate governance committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole.

We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. In accordance with its charter, our nominating and corporate governance committee periodically reviews the criteria for the selection of directors to serve on our board and recommends any proposed changes to our board of directors for approval.

Our board of directors will consider stockholder nominations for director candidates upon written submission of such recommendation to our Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our amended and restated bylaws and the applicable rules and regulations promulgated under the Exchange Act. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors.

Our board of directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our board of directors will seek to achieve a balance of knowledge, experience and capability on the board. Our board of directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current board members, professional search firms and other persons. After completing its evaluation, our board of directors approves the final slate of director nominees.

Our nominating and corporate governance committee approved the director nominees submitted for election at this Annual Meeting. Each nominee is a current board member and brings a strong and unique background and set of skills to our board of directors, giving our board of directors as a whole competence and experience in a variety of areas, including corporate governance and board service, executive management, oil and natural gas industry, accounting and finance and risk assessment and management. Specifically, in nominating the current board members for re-election at this Annual Meeting, our nominating and corporate governance committee considered such directors’ past service on our board and the information discussed in each of the directors’ individual biographies set forth beginning on page 5 above.

Director Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our board of directors and works with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the board agendas, with the input from other members of the board and our management, facilitates communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presides at meetings of our board of directors and stockholders. The Chairman of the Board also advises and counsels our Chief Executive Officer and other officers.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Three of the five directors on our board are independent under the Nasdaq listing standards and SEC rules, and Mr. Houston has been appointed as the lead director among our independent directors. In such capacity, Mr. Houston’s duties include presiding at all meetings of the board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as a liaison between the Chairman of the Board and the independent directors. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, nominating and compensation committees, each having a separate independent chairperson. Specifically, the chair of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees the annual performance evaluation of our Chief Executive Officer and our compensation policies and practices and their impact on risk and risk management. The chair of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

Board of Director’s Role in Risk Oversight

As an exploration and production company, we face a number of risks, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, exploring for, developing, producing and delivering oil and natural gas, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and overall economic environment. Management is responsible for the day-to-day management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

While our board of directors is ultimately responsible for risk oversight at the Company, the board's three committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Audit Committee Report

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.diamondbackenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2015.

Review with Management and Independent Registered Public Accounting Firm. The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2015.

Controls and Procedures. The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm. The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Rules on Auditing Standards No. 16, Communication with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

THE AUDIT COMMITTEE

Mark L. Plaumann, Chairman
Michael P. Cross
David L. Houston

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position
Travis D. Stice	54	Chief Executive Officer and Director
Teresa L. Dick	46	Chief Financial Officer, Senior Vice President and Assistant Secretary
Russell D. Pantermuehl	56	Vice President—Reservoir Engineering
Michael L. Hollis	40	Chief Operating Officer and Vice President
Paul S. Molnar	60	Vice President—Geoscience
Elizabeth E. Moses	58	Vice President—Business Development and Land
Randall J. Holder	62	Vice President, General Counsel and Secretary

Biographical information for Mr. Stice is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

TERESA L. DICK. Ms. Dick has served as our Chief Financial Officer and Senior Vice President and Assistant Secretary since November 2009. Ms. Dick has also served as the Chief Financial Officer, Senior Vice President and Assistant Secretary of the general partner of Viper since February 2014. Prior to her current position with us, Ms. Dick served as our Corporate Controller from November 2007 until November 2009. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly-traded midstream energy master limited partnership. Ms. Dick has over 20 years of accounting experience, including over eight years of public company experience in both audit and tax areas. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. Ms. Dick is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

RUSSELL D. PANTERMUEHL. Mr. Pantermuehl joined us in August 2011 as Vice President—Reservoir Engineering. Mr. Pantermuehl has also served as Vice President—Reservoir Engineering of the general partner of Viper since February 2014. Prior to his current position with us, Mr. Pantermuehl served as a reservoir engineering supervisor for Concho Resources Inc., an oil and gas exploration company, from March 2010 to August 2011 where he was responsible for reserve reporting and estimates of the Midland Basin Wolfberry assets. Mr. Pantermuehl worked for ConocoPhillips Company as a reservoir engineering advisor from January 2005 to March 2010 where he provided advice with respect to ConocoPhillips’ Bakken assets, reserve reporting and capital allocation. Mr. Pantermuehl also worked as an independent consultant in the oil and gas industry from April 2000 to January 2005. Mr. Pantermuehl received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

MICHAEL L. HOLLIS. Mr. Hollis has served as our Chief Operating Officer since July 2015. He joined us in September 2011 and served as our Vice President—Drilling prior to his current position. Mr. Hollis has also served as a director of the general partner of Viper since June 2014. Prior to joining us, Mr. Hollis served in various roles, most recently as drilling manager at Chesapeake Energy Corporation, an oil and gas exploration company, from June 2006 to September 2011. Mr. Hollis worked for ConocoPhillips Company as a senior drilling engineer from January 2002 to June 2006 and as a process engineer from 2001 to 2003. Mr. Hollis also worked as a production engineer for Burlington Resources from 1998 to 2001. Mr. Hollis received his Bachelor of Science degree in Chemical Engineering from Louisiana State University.

PAUL S. MOLNAR. Mr. Molnar joined us in August 2011 as Vice President—Geoscience. Prior to his current position with us, Mr. Molnar served as a Senior District Geologist for Samson Investment Company, an oil and gas exploration company, from March 2011 to August 2011. Mr. Molnar worked as an asset supervisor and geosciences supervisor for ConocoPhillips Company from April 2006 to February 2011. Mr. Molnar also worked as a geologic advisor for Burlington Resources, an oil and gas exploration company, from December 1996 to March 2006. Mr. Molnar has over 31 years of industry experience. Mr. Molnar received a Bachelor of Science degree in Geoscience from the State University of New York, College at Buffalo and a Master of Science degree in Geology from the State University of New York, University at Buffalo.

ELIZABETH E. MOSES. Ms. Moses became Vice President—Business Development and Land in January 2014. Ms. Moses has also served as the Vice President—Business Development and Land of the general partner of Viper since November 2014. Prior to her current position with us, Ms. Moses worked for us as a Land Manager from November 2013 until December 2013. Ms. Moses worked as an independent consulting petroleum landman from 2003 until she joined us in February 2013. In her role as an independent consultant, Ms. Moses consulted with various clients in the oil and gas industry and supervised other sub-consultants. Ms. Moses has over 34 years of experience as a landman in the oil and gas industry. Ms. Moses received her Bachelor of Business Administration degree from Steven F. Austin State University.

RANDALL J. HOLDER. Mr. Holder joined us in November 2011 as General Counsel and Vice President responsible for legal matters. Mr. Holder has also served as the Vice President, General Counsel and Secretary of the general partner of Viper since February 2014. Prior to his current position with us, Mr. Holder served as General Counsel and Vice President for Great White Energy Services LLC, an oilfield services company, from November 2008 to November 2011. Mr. Holder served as Executive Vice President and General Counsel for R.L. Hudson and Company, a supplier of molded rubber and plastic components, from February 2007 to October 2008. Mr. Holder was in private practice of law and a member of Holder Betz LLC from February 2005 to February 2007. Mr. Holder served as Vice President and Assistant General Counsel for Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from January 2003 to February 2005 and, before that, as Vice President and General Counsel for Thrifty Rent-A-Car System, Inc., a vehicle rental company, from September 1996 to January 2003. He also served as Vice President and General Counsel for Pentastar Transportation Group, Inc. from November 1992 to September 1996, which was wholly-owned by Chrysler Corporation. Mr. Holder started his legal career with Tenneco Oil Company where he served as a Division Attorney providing legal services to the Company’s mid-continent division for ten years. Mr. Holder received a Juris Doctorate degree from Oklahoma City University.

Compensation Discussion and Analysis

Overview

The compensation discussion and analysis set forth below provides an overview of our compensation program, including the objectives and rationale of each element of compensation, for each of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, which we refer to in this proxy statement as our named executive officers. This compensation discussion and analysis describes the actions and decisions of the compensation committee of our board of directors, and of our board of directors, to the extent applicable, as they relate to our executive compensation decisions. The compensation committee, which is composed entirely of independent directors, is primarily responsible for establishing, implementing and monitoring our compensation programs, including those applicable to our named executive officers. In particular, the compensation committee’s current role is to oversee, on behalf of our board of directors, our compensation and benefit plans and policies, review and approve incentive compensation and equity based plans (including establishing, reviewing and approving performance-based cash incentive bonuses and equity grants to our executive officers and directors, as may be applicable) and establish, review and approve annually all compensation decisions relating to our named executive officers, including those with respect to employment agreements, performance targets, severance arrangements, change in control provisions and any special supplemental benefits applicable to our Chief Executive Officer and other executive officers. The compensation committee meets at least annually to review executive compensation programs, approve compensation levels, consider performance targets, review management performance and administer our equity-based and cash incentive compensation plans. The compensation committee may delegate any or all of its responsibilities to a subcommittee, although no such delegation was made in 2015 or to date in 2016. The compensation committee operates in accordance with its charter, as revised and approved, effective March 2016, which sets forth the committee’s powers and responsibilities described in more detail under the heading “Election of Directors and Director Biographies—What are the committees of the Board?”

Certain of our executive officers and directors are also executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, and allocate their time between managing our business and managing the business of Viper. We own the general partner of Viper and approximately 88% of the limited partner interest in Viper. Viper’s general partner has the sole responsibility for conducting its business and for managing its operations, and its board of directors and executive officers make decisions on Viper’s behalf.

Except with respect to any awards that may be granted under the Viper Energy Partners LP Long-Term Incentive Plan, which we refer to as the Viper LTIP, the executive officers of Viper’s general partner do not receive separate amounts of compensation in relation to the services they provide to Viper. In accordance with the terms of Viper’s amended and restated limited partnership agreement, Viper reimburses Diamondback for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Viper. The responsibility and authority for compensation-related decisions for these executive officers resides with our compensation committee. However, all determinations with respect to awards that are made to Viper’s executive officers, key employees and non-employee directors under the Viper LTIP are made by the board of directors of Viper’s general partner. For a description of the Viper LTIP and awards granted to our named executive officers thereunder, please see “Viper’s Long-Term Incentive Plan,” and “Compensation Tables—Outstanding Equity Awards under the Viper LTIP at Fiscal 2015 Year-End” below.

Executive Compensation Highlights

What we do:		What we don't do:
✓
We provide pay for performance - The majority of our executive officers’ compensation is “at risk” and is paid only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.
		✗	We do not permit hedging of Company securities, including our publicly traded options, puts, calls and short sales, by executive officers or directors.
✓	We measure our long-term equity awards by total shareholder return, or TSR, as compared to the TSR of peer group companies.	✗	We prohibit our directors and executive officers from holding our common stock in a margin account.
✓	We provide short-term incentive compensation based on pre-established performance metrics (with payout caps).	✗	We do not provide for tax gross-ups for executive officers.
✓	We require substantial stock ownership for executive officers.	✗	We do not allow our executive officers to compete with us for a specified period of time after the end of employment (except in the event of a “no cause” termination following a change in control).
✓	We maintain a competitive compensation package designed to attract, motivate and reward experienced and talented executive officers.	✗	We do not set performance metrics that would encourage excessive risk-taking by our executive officers.
✓	We consider deductibility when structuring executive compensation.	✗	We do not award discretionary bonuses to our executive officers.
✓	We hold annual advisory “say-on-pay” vote.	✗	We do not allow our executive officers or directors to pledge Company securities as collateral for a loan.
✓	We use an independent compensation consultant.	✗	We do not provide significant perquisites to our executive officers.
✓
Our 2016 Amended and Restated Equity Incentive Plan, which has been adopted by our board of directors and is subject to our stockholder approval, contains a “clawback” policy that allows us to recover incentive compensation based on misconduct or, in certain instances, if our financial results are restated.
		✗	We do not provide pension or supplemental retirement benefits to our executive officers (other than under our broad-based 401(k) plan).

Executive Compensation Policy and Objectives

Our general compensation policy is guided by several key principles:

•	designing competitive total compensation programs to enhance our ability to attract and retain knowledgeable and experienced senior management level employees;

•	motivating employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives;

•	setting compensation and incentive levels relevant to the market in which the employee provides service;

•
providing a meaningful performance-based compensation incentive, based on the performance of the individual and the financial performance of the Company to assure an alignment of interests between our senior management-level employees and our stockholders; and

•
providing a meaningful portion of the total compensation to our named executive officers in equity, thus assuring an alignment of interests between our senior management level employees and our stockholders.

Our compensation committee determines, subject to the terms of the employment agreements with our named executive officers, the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of our named executive officers. In making compensation decisions with respect to each element of compensation, the compensation committee considers numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at comparable companies;

•	the demand for individuals with the individual’s specific expertise and experience;

•	achievement of individual and company performance goals and other expectations relating to the position;

•	comparison to other executives within the Company having similar levels of expertise and experience and the uniqueness of the individual’s industry skills; and

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis.

The compensation committee seeks to provide a total compensation package to our named executive officers designed to drive performance and reward contributions in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us. The compensation committee also seeks to balance these goals by designing our compensation policies and programs to encourage and reward prudent business judgment over the long term by structuring long-term awards as both time-vesting and performance-based and setting meaningful performance criteria and targets, while also offering a competitive base salary component of executive compensation. The compensation committee believes that this combination should avoid encouraging management-level employees to engage in excessive risk-taking, while at the same time promoting performance and retention. In structuring our compensation policies and programs, the compensation committee also takes into consideration the compensation practices of our peer companies and may also review compensation data from the oil and natural gas industry in general. The compensation committee also may review any relevant compensation surveys and consult with compensation consultants with respect to determining any changes in the compensation for our named executive officers, subject to their respective employment agreements. The compensation committee also takes into consideration recommendations from our Chief Executive Officer with respect to our other named executive officers’ compensation.

Highlights of Company Performance in 2015

Operational Performance

2015 marked our third full year as a public company, during which our production volumes increased 70%, our total proved reserves increased 39% and our proved developed reserves increased 39%, in each case as compared to 2014. Our consolidated Adjusted EBITDA for the year ended December 31, 2015 increased 13.5% to $457.2 million from $402.7 million, and Adjusted EBITDA attributable to Diamondback Energy, Inc. increased 12.8% to $449.2 million from $398.3 million. For a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income and a definition of Adjusted EBITDA, see Schedule A to this proxy statement.

Our expense structure also demonstrated improvement with lease operating expense averaging $6.84 per barrel of oil equivalent, or boe, in 2015, which is down 12% from $7.79 per boe in 2014. Our low lease operating expenses combined with higher oil production as a percent of total production also drove peer leading cash margins for the Company in 2015.

Total Shareholder Return

The following performance graph compares our cumulative total stockholder return (assuming dividend reinvestment) from the first trading date following our IPO through December 31, 2015, with the average performance of our three proxy peer groups identified below under “Compensation Decisions for 2015 and Changes in Compensation for 2016,” the Standard & Poor’s 500 Stock Index, a broad market index, or the S&P 500 Index, and the PHLX SIG Oil Exploration and Production Index, or PHLX Index. The graph assumes an investment of $100 on such date, and that all dividends were reinvested and are weighted on a market capitalization basis. In 2015, we outperformed each of the peer group, the S&P 500 Index and the PHLX Index.

Date	S&P 500	PHLX SIG Oil Exploration and Production	Diamondback Energy Inc.	2013 Proxy Peer Group	2014 Proxy Peer Group	2015 Proxy Peer Group
10/12/2012	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/2012	$100.36	$93.90	$109.26	$92.96	$93.75	$94.71
3/28/2013	$111.01	$101.90	$153.37	$109.38	$108.87	$111.91
6/28/2013	$114.23	$99.05	$190.40	$104.83	$103.86	$111.81
9/30/2013	$120.23	$114.70	$243.66	$135.28	$130.41	$146.53
12/31/2013	$132.85	$118.85	$302.18	$137.07	$131.42	$152.80
3/31/2014	$135.25	$121.57	$384.63	$155.38	$148.18	$179.79
6/30/2014	$142.33	$139.90	$507.43	$181.09	$171.76	$209.74
9/30/2014	$143.94	$114.26	$427.31	$149.91	$138.18	$172.38
12/31/2014	$151.03	$85.22	$341.60	$104.59	$93.49	$128.39
3/31/2015	$152.46	$86.98	$439.09	$112.53	$99.62	$138.07
6/30/2015	$152.89	$82.25	$430.74	$112.05	$101.19	$140.15
9/30/2015	$143.04	$57.03	$369.14	$84.78	$74.18	$108.07
12/31/2015	$153.10	$46.80	$382.29	$78.11	$69.64	$99.69

2015 Acquisitions

During 2015, we also completed several acquisitions continuing to build our inventory of horizontal drilling opportunities. These transactions included 16,940 gross (12,672 net) acres for an aggregate purchase price of $437.5 million. On July 9, 2015, the Company completed the sale of an approximate average 1.5% overriding royalty interest in certain of its acreage primarily located in Howard County, Texas to Viper for $31.1 million.

Compensation Decisions for 2015 and Changes in Compensation for 2016

During 2015, our named executive officers’ compensation was set in their employment agreements, subject to any salary adjustments by the compensation committee.

During 2015, the principal elements of compensation for our named executive officers contemplated by their respective employment agreements were:

•	base salary;

•
performance-based annual incentive bonus award under our 2014 Executive Annual Incentive Compensation Plan approved by our board of directors on April 2, 2014 and by our stockholders at the 2014 Annual Meeting on June 9, 2014;

•
time vesting equity awards granted to our named executive officers in February 2015, vesting in three approximately equal annual installments, with the first installment vesting on the date of grant and the remaining installments vesting on January 2 of each subsequent year;

•
performance-based equity awards granted to our named executive officers in February 2015, subject to attainment of certain performance goals established by our compensation committee, based on our total stockholder return relative to our proxy peer group during the applicable performance period and continuous service requirements; and

•	health insurance, life and disability insurance and 401(k) plan benefits available to all of our other employees.

2015 “Say On Pay” Advisory Vote

The compensation committee considered the advisory vote of the Company’s stockholders cast during the 2015 Annual Meeting, which expressed 96% support by the stockholders of the Company’s compensation of its named executive officers. Based on the compensation committee’s analysis of this support, it did not make any change to the executive compensation program or policies as a direct result of the 2015 “say on pay” advisory vote.

2015 Executive Compensation Analysis and Compensation Decisions for 2016

In the fall of 2014, the compensation committee retained Aon Hewitt to conduct a competitive review of compensation practices for our executive officers, including our named executive officers, and to establish marketplace compensation levels for such executives. The compensation committee considered any potential conflicts of interest with the compensation consultant and determined that there were no such conflicts of interest. In connection with the foregoing, Aon Hewitt prepared its 2014 executive compensation analysis, dated December 2, 2014, based on the information available to it from its Oil & Gas Industry compensation surveys of oil and gas companies of similar size (measured by annual revenue), which we refer to herein as the survey peer group companies, and the review of compensation practices in our peer group companies, based on such companies’ proxy statements filed in 2014, which we refer to herein as our proxy peer group companies. This proxy peer group consisted of the following 18 companies: Approach Resources, Inc., Bonanza Creek Energy, Inc., Callon Petroleum Co., Carizzo Oil & Gas Inc., Clayton Williams Energy Inc., Concho Resources Inc., Energen Corp., Goodrich Petroleum Corp., Gulfport Energy Corporation, Laredo Petroleum Holdings Inc., Linn Energy LLC, Magnum Hunter Resources Corp., Northern Oil & Gas Inc., Parsley Energy, Inc., PDC Energy Inc., Resolute Energy Corp., Rosetta Resources, Inc. and RSP Permian, Inc.

In its report, the compensation consultant provided competitive data for similarly situated executives at both the survey peer group and the proxy peer group companies (if such data was available for a particular named executive officer), focusing on the following elements of compensation: (i) the annual base salary, (ii) the target annual cash incentive bonus, assuming target performance is achieved, (iii) the total target annual cash compensation consisting of the two elements referenced above, (iv) the value of long-term incentive awards as of the date of grant and (v) the total direct compensation, consisting of the total target annual cash compensation and the value of long-term incentive awards as of the date of grant. The compensation consultant also analyzed how these elements of compensation compare to elements of compensation afforded to our executive officers, including the named executive officers.

In its analysis, the compensation consultant determined that the 2014 base salary, target total annual cash compensation and the target total direct compensation afforded to each of our named executive officers were generally competitive with the median range of compensation at the survey and proxy peer group companies.

Notwithstanding the foregoing, the compensation consultant determined that the target annual cash incentive bonus opportunity for our named executive officers, other than our Chief Executive Officer, was generally between the 25th percentile and the median range of the proxy peer group, and that the target annual cash incentive bonus opportunity was generally below the competitive range for our Chief Financial Officer, as compared to the similarly situated executives at the proxy peer group companies. The compensation consultant determined that the 2014 long-term incentive awards afforded to each of our named executive officers were generally higher than the median, between the median and the 75th percentile, for our survey and proxy peer groups.

In February 2015, the compensation committee met to consider, among other things, the 2014 Executive Compensation Analysis conducted by Aon Hewitt, base salary increases for the named executive officers for 2015 based on the Company's performance in 2014, performance of each executive and, with respect to our named executive officers other than our Chief Executive Officer, our Chief Executive Officer's recommendations. During the February 2015 meeting, the compensation committee also considered the recommendations from our Chief Executive Officer with respect to other changes in compensation for 2015 for our other named executive officers, based on market data, enterprise value creation, total stockholder return, individual contribution and executive retention considerations and the compensation consultant’s analysis. Our Chief Executive Officer highlighted the Company’s financial and operating performance in 2014, reviewed the performance of each executive and presented his recommendations as to base salary adjustments for 2015. During the meeting, the compensation committee also considered our Chief Executive Officer’s recommendations with respect to long-term incentive compensation for our other named executive officers, in light of the compensation consultant’s analysis. No particular benchmark targets were used in determining compensation for our named executive officers for 2015 and the compensation consultant’s analysis of the compensation data from both the survey peer group and the proxy peer group was used only as guidance. The compensation committee also discussed, in his absence, the performance of our Chief Executive Officer.

Based on the recommendations of our Chief Executive Officer for our other named executive officers, and taking into account the 2014 Executive Compensation Analysis prepared by the compensation consultant, the compensation committee determined that, consistent with its practices in setting compensation for 2014, a material amount of executive compensation in 2015 should be tied to performance, and a significant portion of the total prospective compensation of each named executive officer should be tied to measurable financial and operational objectives. These include performance criteria relative to our peer group. During periods when performance meets or exceeds established objectives, our named executive officers should be paid at or above targeted levels, respectively. When our performance does not meet key objectives and falls below the threshold, no qualified performance-based payments should be made to such executive officers.

Based on the foregoing, the compensation committee (i) approved an increase in the target annual performance bonus percentage for our Chief Financial Officer to align such element of her compensation with that of similarly situated executives at the peer group companies, consistent with the 2014 Executive Compensation Analysis prepared by the compensation consultant and (ii) approved a grant of performance-based restricted stock units to be received by such named executive officers under the 2012 Plan upon attainment of certain performance goals, based on our total stockholder return relative to our proxy peer group during a performance period commencing on January 1, 2014 through December 31, 2016. The compensation committee also approved a grant of restricted stock unit awards to each of our named executive officers under the 2012 Plan, vesting in three equal annual installments with the initial vesting commencing on the date of the award and the two remaining annual installments vesting on January 2 of each subsequent year.

Based on the foregoing, the compensation committee also approved increases in annual base salaries for our named executive officers effective January 1, 2015, from $725,000 to $830,000 for Travis Stice, our Chief Executive Officer, from $350,000 to $425,000 for Russell Pantermuehl, our Vice President-Reservoir Engineering, from $350,000 to $445,000 for Michael Hollis, our Vice President-Drilling, from $290,000 to $335,000 for Paul Molnar, our Vice President-Geoscience, and from $295,000 to $350,000 for Teresa Dick, our Chief Financial Officer. These decisions, other than with respect to our Chief Executive Officer, were based on our Chief Executive Officer’s recommendations, considering market salaries for similarly situated executives, total stockholder return, individual contribution and executive retention and the 2014 Executive Compensation Analysis of the peer groups performed by Aon Hewitt. The compensation committee determined to increase our Chief Executive Officer’s annual base salary to recognize his leadership role in the significant financial and operational performance gains and accomplishments of our company during its operation as a public company and to encourage retention, as well as taking into consideration the information provided in the compensation consultant’s analysis. The compensation committee believes that these increases will ensure that our named executive officers’ base salaries will be more competitive with the peer group companies and will facilitate our ability to attract and retain the top talent.

In connection with the appointment of Mr. Hollis as our Chief Operating Officer in July 2015, the compensation committee approved an increase in Mr. Hollis’ annual base salary from $425,000 to $465,000 in light of the increase in his responsibilities. The committee also increased his target annual bonus from 80% to 90% of his annual base salary.

In the fall of 2015, the compensation committee again retained Aon Hewitt to conduct a competitive review of compensation practices for our executive officers, including our named executive officers, and to establish marketplace compensation levels for such executives. The compensation committee considered any potential conflicts of interest with the compensation consultant and determined that there were no such conflicts of interest. In October 2015, the compensation committee met to consider the compensation analysis to be prepared by Aon Hewitt for 2015, which discussion also included, among other things, historical levels of executive equity awards, retention of executives and future growth of the Company. The compensation committee considered companies to be included in the peer group for 2015 and expressed a desire to consider compensation of larger companies that may compete for the same executive talent as the Company. In connection with the foregoing, Aon Hewitt prepared its 2015 executive compensation analysis, dated November 24, 2015, based on the information available to it from its Oil & Gas Industry compensation surveys of oil and gas companies of similar size (measured by annual revenue), which we refer to herein as the survey peer group companies, and the review of compensation practices in our peer group companies, based on such companies’ proxy statements filed in 2015, which we refer to herein as our proxy peer group companies. For 2015, our proxy peer group consisted of the following 13 companies: Cimarex Energy Company, Newfield Exploration Company, Energen Corporation, Laredo Petroleum, Inc., Carizzo Oil & Gas Inc., Gulfport Energy Corporation, Bonanza Creek Energy, Inc., PDC Energy, Inc., Clayton Williams Energy Inc., Matador Resources Company, Parsley Energy, Inc., RSP Permian, Inc. and Triangle Petroleum Corporation.

In its report, the compensation consultant provided competitive data for similarly situated executives at both the survey peer group and the proxy peer group companies, focusing on the following elements of compensation: (i) the annual base salary; (ii) the target annual cash incentive bonus, assuming target performance is achieved; (iii) the total target annual cash compensation consisting of the two elements referenced above; (iv) the value of long-term incentive awards as of the date of grant; and (v) the total direct compensation, consisting of the total target annual cash compensation and the value of long-term incentive awards as of the date of grant. The compensation consultant also analyzed how these elements of compensation compare to elements of compensation afforded to our executive officers, including the named executive officers.

In its analysis, the compensation consultant determined that (i) the 2015 target total direct compensation for our named executive officers was generally between the median and the 75th percentile of our survey peer group and competitive with the 75th percentile of the proxy peer group, (ii) the 2015 annual base salary was generally competitive with the median of both the survey peer group and the proxy peer group and (iii) the 2015 target total annual compensation was generally competitive with the median of both the survey peer group and the proxy peer group. The compensation consultant also determined that the 2015 long-term incentive awards granted to each of our named executive officers were generally competitive with the 75th percentile of both our survey peer group and our proxy peer group.

In January 2016, the compensation committee met again to consider, among other things, aspects of executive compensation, base salary increases for the named executive officers for 2016 based on the Company’s performance in 2015, performance of each executive and, with respect to our named executive officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. During the January 2016 meeting, the compensation committee also considered the recommendations from our Chief

Executive Officer with respect to other changes in compensation for 2016 for our other named executive officers, based on market data, enterprise value creation, total stockholder return, individual contribution and executive retention considerations and the compensation consultant’s analysis. Our Chief Executive Officer highlighted the Company’s financial and operating performance in 2015, reviewed the performance of each executive and presented his recommendations as to base salary adjustments for 2016. During the meeting, the compensation committee also considered our Chief Executive Officer’s recommendations with respect to long-term incentive compensation for our other named executive officers, including time-vesting and performance-based equity awards. No particular benchmark targets were used in determining compensation for our named executive officers for 2016 and the compensation consultant’s analysis of the compensation data from both the survey peer group and the proxy peer group was used only as guidance. The compensation committee also discussed, in his absence, the performance of our Chief Executive Officer.

Based on the recommendations of our Chief Executive Officer for our other named executive officers, and taking into account the 2015 Executive Compensation Analysis prepared by the compensation consultant, the compensation committee determined that, consistent with its practices in setting compensation for 2015, a material amount of executive compensation in 2016 should be tied to performance, and a significant portion of the total prospective compensation of each named executive officer should be tied to measurable financial and operational objectives. These include performance criteria relative to our peer group. During periods when performance meets or exceeds established objectives, our named executive officers should be paid at or above targeted levels, respectively. When our performance does not meet key objectives and falls below the threshold, no qualified performance-based payments should be made to such executive officers.

Based on the foregoing, in early 2016, the compensation committee increased annual base salaries for Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar to $380,000, $500,000, $510,000 and $425,000, respectively, effective January 1, 2016. The compensation committee determined that Mr. Stice’s annual base salary is consistent with the annual base salaries of similarly situated executives at the peer group companies and left it at $830,000 for 2016. During the meeting, the compensation committee also set the annual incentive bonus targets for 2016 for Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar at 100%, 80%, 80%, 90% and 80% of their annual base salary, respectively, leaving such targets for these named executive officers at prior levels. Further, the compensation committee determined to grant both time-vesting and performance-based restricted stock unit awards to our named executive officers.

Executive Compensation Program Elements

Subject to the terms of the employment agreements with our named executive officers, our compensation committee determines the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of our named executive officers. The compensation committee believes that the mix of base salary, performance-based incentive compensation, bonus awards, existing equity awards under their employment agreements, awards under the long-term incentive plan and the other benefits that are or will be available to our named executive officers will accomplish our overall compensation objectives. We believe that these elements of compensation create competitive compensation opportunities to align and drive executive performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us.

CEO Pay Mix
Base Salary 9%
Non-Equity Incentive Plan 15%
Time Vested Stock Awards 25%
Perf. Based Stock Awards 51%
Pay Aligned with Shareholders 91%

Average Named Executive Officer Pay Mix
Base Salary 14%
Non-Equity Incentive Plan 21%
Time Vested Stock Awards 22%
Perf. Based Stock Awards 43%
Pay Aligned with Shareholders 86%

The following describes each element of our executive compensation program, which we use to meet our compensation objectives discussed above.

Base Salary

Our named executive officers’ base salaries are established in their respective employment agreements. Subject to the terms of the applicable employment agreements, as they may be amended or amended and restated from time to time, the compensation committee may increase base salaries to align such salaries with market levels for comparable positions in other companies in our industry if we identify significant market changes. Additionally, the compensation committee may increase base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. The compensation committee may also evaluate our named executive officers’ salaries together with other components of their compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and market practices in our peer group or our industry in general. Pursuant to the employment agreements with the named executive officers, the base salaries of such named executive officers can be increased from time to time by the compensation committee, but cannot be decreased. See “Compensation Decisions for 2015 and Changes in Compensation for 2016” for a discussion of considerations involved in the determination of our named executive’s base salaries.

Performance-Based Annual Incentive Bonus

2015 Performance Bonus. Performance bonuses to our named executive officers are granted under our 2014 Annual Incentive Plan, referred to herein as the Annual Incentive Plan or the 2014 Plan. The Annual Incentive Plan was approved by our board of directors on April 2, 2014, which was then approved by our stockholders at the 2014 Annual Meeting. The Annual Incentive Plan is designed to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing cash incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan focuses on achievement of certain annual objectives and goals, as determined by the compensation committee at the beginning of each calendar year, and provides that the participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals. Under the Annual Incentive Plan, the payout opportunity may be contingent upon meeting the threshold performance levels (with no award payable unless the threshold is reached), and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level, which is generally capped at 300% of the base salary of the participant at the time the award is established. With respect to each of our named executive officers, the target award opportunity is established for each such named executive officer in his or her employment agreement, as adjusted based upon meeting or exceeding the performance levels established by the compensation committee for that year, and cannot exceed a maximum payment limit specified by the compensation committee. See “Employment Agreements” below.

The Annual Incentive Plan also provides that the awards granted to executive officers and covered employees under the Annual Incentive Plan will be forfeited if their respective employment does not continue through the date that the compensation committee certifies attainment of the applicable performance targets. In the event of a change in control, each named executive officer will be paid the target award amount (mid-point of any specified range of potential award payment amount) based on the assumption that the performance target was attained at the target level (mid-point of any specified range of performance targets) for the entire performance period. The target award amount will be paid within ten days following the consummation of the change in control transaction. For a more detailed description of the Annual Incentive Plan, see “2014 Executive Annual Incentive Compensation Plan” on page 30.

In March 2015, the compensation committee established the performance criteria and targets for 2015 for the named executive officers and other covered employees and specified the weighting metrics attributable to such performance metrics. For 2015, the compensation committee increased the target annual incentive award opportunity established in our Chief Financial Officer’s employment agreement from 60% to 80% of her annual base salary to more closely align such target performance bonus with that of similarly situated executives in the peer group, based on the 2014 Executive Compensation Analysis prepared by the compensation consultant. The target annual incentive award opportunity for other named executive officers, including our Chief Executive Officer, remained unchanged for 2015 at 100% of the annual base salary for our Chief Executive Officer and 80% of the annual base salary for each of such other named executive officers, with the exception of Mr. Hollis whose target annual incentive award opportunity was increased to 90%. The target annual incentive award opportunities remained unchanged as the peer group analysis of this element of compensation for such other named executive officers indicated that it is generally competitive with the peer group. The performance levels for 2015 required achieving certain financial and operational metrics, including capital efficiency criteria, additions to proved developed producing (PDP) reserves, EBITDA (excluding realized gain/loss on hedges), growth of oil and natural gas production, lease operating expenses (per barrel of oil equivalent) and general and administrative cost-cash (per barrel of oil equivalent). The compensation committee also determined that the performance criteria established by it for 2015 would be applied in a manner that eliminated the effects of any acquisitions and divestitures that occurred after the establishment of the performance criteria. The compensation committee believes that these performance factors, as well as bonus targets set forth in our named executive officers’ employment agreements, as adjusted by the compensation committee to date and discussed in more detail above, will continue to (i) further motivate our named executive officers to contribute to the Company’s performance and growth, (ii) align our named executive officers’ interests with those of our stockholders and (iii) put a larger portion of our named executives’ compensation at risk.

In February 2016, the compensation committee certified to the attainment of the pre-established performance goals and targets for 2015. Of the target performances set by the compensation committee for 2015, the compensation committee certified that we (i) exceeded our maximum performance level for capital efficiency by 216%, (ii) exceeded our target for the additions to our proved developed producing reserves by 5%, (iii) exceeded the maximum performance level for our EBITDA by 72%, (iv) exceeded the maximum performance level for growth of our oil and natural gas production by 62%, (v) exceeded the target by 88% for our lease operating expenses and (vi) exceeded the maximum performance level for the general and administrative costs by 130%. After applying the weighting established by the compensation committee to each category, the achievement of these performances resulted in an award of approximately 180% of the applicable targeted bonus to each named executive officer. In connection with reaching these goals, the compensation committee approved awards to Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar in the amounts of $1,492,362, $503,447, $611,329, $752,474 and $481,871, respectively.

In March 2016, the compensation committee established the performance criteria and targets for 2016 for the named executive officers and other covered employees under the Annual Incentive Plan and specified the weighting attributable to such performance metrics. For 2016, the performance levels require achieving certain financial and operational metrics including EBITDA, general and administrative cost-cash (per BOE), lease operating expense (per BOE) and certain other capital efficiency criteria. The compensation committee determined that these metrics are principal drivers of profitability and growth for the Company for 2016. The compensation committee determined that these performance levels, as well as bonus targets set forth in our named executive officers’ employment agreements, as amended and restated to date, would further motivate our named executive officers to contribute to the Company’s performance and growth, align our named executive officers’ interests with those of our stockholders and put a larger portion of our named executives’ compensation at risk.

Long Term Equity Incentive Compensation

We seek to promote an ownership culture among our executive officers in an effort to enhance our long-term performance. We believe the use of stock and stock-based awards offers the best approach to achieving our compensation goals and to align the interests of our executive officers with those of our stockholders. In connection with our IPO, we adopted the 2012 Equity Incentive Plan, or the 2012 Plan. The purpose of the 2012 Plan is to enable us, and our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long term success and to provide incentives that will be linked directly to increases in share value that will inure to the benefit of our stockholders. The 2012 Plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of equity awards. The terms of the 2012 Plan are described in more detail below. Under the employment agreements with each of our named executive officers, as amended and restated effective as of January 1, 2014 for our named executive officers other than our Chief Executive Officer and as of April 18, 2014 for our Chief Executive Officer, each such executive is eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If any of such executive’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, the applicable executive shall forfeit all rights and interests in and to such unvested equity awards.

In February 2015, Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar were granted performance-based restricted stock units in the amounts of 35,833, 7,500, 10,000, 10,000 and 7,332, respectively, under the 2012 Plan, which awards are subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2014 and ending on December 31, 2016, and continuous service requirements. Also in February 2015, Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar were granted time-vesting restricted stock units in the amounts of 35,834, 7,500, 10,000, 10,000 and 7,332, respectively, under the 2012 Plan, of which one-third of the award vested in each of February 2015 and January 2016. The remaining restricted stock units will vest in January 2017.

In January 2016, the compensation committee granted time vesting restricted stock units to Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar in the amounts of 90,169, 6,011, 24,045, 30,056 and 12,022, respectively, under the 2012 Plan, of which one-third of the award vested in January 2016, with the remaining restricted stock units vesting in two substantially equal annual installments beginning in January 2017. The compensation committee also granted to Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar two-year performance-based restricted stock units in the amounts of 90,169, 6,011, 24,045, 30,056 and 12,022, respectively, and three-year performance-based units in the amounts of 45,084, 3,066, 12,022, 15,028 and 12,022, respectively in each case under the 2012 Plan, subject to the satisfaction of certain total stockholder return performance conditions relative for our peer group for the applicable performance period, and continuous service requirements. These two-year performance-based restricted stock units are for the performance period from January 1, 2016 through December 31, 2017 and three-year performance-based restricted stock units are for the performance period from January 1, 2016 through December 31, 2018. The compensation committee believes that these awards are designed to incentivize our named executive officers to continue to contribute to the Company’s performance at the top of its peer group, similar to the Company’s performance in prior periods, and are designed to promote retention of our named executive officers who have been pursued not only by industry competitors but also by private equity groups. The compensation committee also believes that these awards will facilitate the transition of performance-based grants covering the three-year performance period beginning with the year of the grant, as well as address the possibility that our total stockholder return in future periods may not increase to the same degree as the total stockholder return generated by peer group companies, since our stock did not experience the same level of downward volatility as stock of peer group companies.

In the event of a change in control, the time-vesting restricted stock units granted to each of our named executive officers in 2015 and 2016 will vest immediately upon the occurrence of such event and will be settled upon the consummation of such event. In the event of the executive’s death or disability during a period of continuous service, the deceased or disabled executive’s restricted stock units will vest immediately and will be settled in full on the payment date coincident with or next following the date of vesting. In the event of our change in control, the performance period for performance-based restricted stock units granted to each named executive officer in 2015 and 2016 will be accelerated to the last trading day of the month preceding the date of the consummation of our change in control, and the number of shares subject to performance-based restricted stock units will be determined based on meeting the total stockholder return percentile for such accelerated performance period, which shares will vest immediately following such determination and will be settled upon the consummation of the change in control. In the event of the named executive’s death or disability during a period of continuous service, the deceased or disabled executive’s vesting percentage will be determined at the end of the performance period and settled at the same payment date as if the participant remained in continuous service through the end of the performance period.

In February 2016, the compensation committee certified to the attainment of the pre-established performance goals with respect to performance-based restricted stock units granted to our named executive officers in February 2014, which awards were subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2013 and ending on December 31, 2015, and continuous service requirements. The compensation committee certified that, based on publicly available information, (i) our total stockholder return for the above-referenced performance period was 248%, (ii) such total stockholder return is in the 100th percentile of the peer group total stockholder return, which is above the 75th percentile of the total stockholder return for the peer group, (iii) the total stockholder return percentile equates to a total target grant vesting percent of 200% of the target number of restricted stock units granted to the named executive officers and (iv) the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period. In connection with reaching these performance goals, the 2014 performance-based restricted stock unit awards received by Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar have vested at 200% of the target, resulting in the issuance of 50,000, 14,160, 17,550, 17,550 and 15,660 shares underlying these performance-based restricted stock units to these named executive officers, respectively.

The compensation committee believes that the awards made to our named executive officers under the 2012 Plan will provide incentive to these executive officers to enhance our long-term success and encourage performance, and will continue to align the interests of our named executive officers with those of our stockholders.

Other Compensation and Perquisites

Consistent with our compensation philosophy, our compensation committee provides benefits to our executives that are substantially the same as those currently being offered to our other employees, including health insurance, life and disability insurance and a 401(k) plan. A description of the 401(k) plan is below.

Clawback Provisions

Other than legal requirements under the Sarbanes-Oxley Act of 2002, or the SOX Act, we have not adopted express “clawback” provisions with respect to compensation elements which would allow us to recoup paid compensation from designated officers in the event of a financial restatement. Under the SOX Act, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement. The compensation committee has deterred taking action on clawbacks until such time as the proposed regulations published by the SEC in July 2015 pursuant to Section 954 of the Dodd-Frank Wall Street Report and Consumer Protection Act are finalized, to ensure that our policy will comply with the final regulations. Under the 2012 Plan, unless an award certificate provides otherwise, the plan administrator may cancel, rescind, suspend, withhold or otherwise restrict any unexpired, unpaid or deferred award of the participant at any time in the event of certain activities, including violations of material company policies, termination of employment for cause or conduct that is detrimental to our business or reputation. Under our proposed 2016 Amended and Restated Equity Incentive Plan (see Proposal 2 below), each award pursuant to that plan will be conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements.

Anti-Hedging Policy

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. To our knowledge, all such individuals are in compliance with the policy. Our policy is to also strongly encourage all other employees from engaging in hedging activities in our stock and any such transaction requires notice and pre-approval, and will only be considered with a valid justification. Since the adoption of the policy in 2012, we are not aware of any hedging activities by our employees.

Stock Ownership and Retention Guidelines for Executive Officers
Effective April 25, 2016, the compensation committee adopted stock ownership and retention guidelines for executive officers who are classified as Vice President and above, which we refer to as the guidelines. The guidelines were adopted to encourage executives to have a meaningful stake in the company, which encourages a focus on our long-term success, aligns executives’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance. A summary of the guidelines is set forth below.
Stock Ownership and Retention Guidelines for Executive Officers
Each of our executive officers must own an amount of our common stock equal to a multiple of his or her annual base salary. The Chief Executive Officer must own an amount equal to at least five times base salary, and each of the other executive officers must own an amount at least equal to three times his or her base salary.
Until the earliest of: (i) 24 months following the applicable exercise date or vesting date of equity awards; (ii) the date such executive officer is determined to be in full compliance with the guidelines; and (iii) the date such executive officer ceases to be a participant subject to the guidelines, for awards granted after the effective date of the guidelines he or she is required to hold at least 50% of the net shares received upon the exercise of stock options and 50% of the net shares received upon vesting of restricted stock or performance shares. Once the ownership requirement is met, the executive officer must continue to hold that number of shares until leaving his or her position with us.

Any participant subject to the guidelines who is not in compliance with the applicable guideline (subject to any compliance transition period) may be required to retain up to 100% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted awards granted under our equity incentive programs until the applicable guideline has been met.
General Provisions
Participants generally are given a five-year transition period to come into full compliance with the guidelines. Participants are expected to make steady progress towards meeting the ownership levels specified in the guidelines with any stock awards or stock purchases made on or after the effective date of the guidelines. There is an exception to the holding requirements for financial hardship and other unusual situations, subject to approval by the Chief Executive Officer and the compensation committee.
For stock options, “net” shares means the number of shares delivered upon exercise of the option, net of shares used to pay the exercise price and applicable taxes. For performance shares and restricted stock, “net” shares means the number of shares held upon vesting, net of shares used to pay applicable taxes.
In addition to shares held outright, shares held directly or indirectly in trust, shares held by immediate family members residing in the same household, shares held in qualified plans (e.g., in a 401(k) plan), vested shares held in non-qualified plans, vested stock options (other than options that are underwater at the time of measurement) and unvested restricted stock subject to time based (but not performance based) vesting are all counted toward satisfaction of the ownership requirement.
All of our named executive officers were in compliance with the guidelines as of the adoption of the guidelines.

Employment Agreements

The following summarizes the material terms of the employment agreements we have with our named executive officers.

Travis D. Stice. We are party to an employment agreement with Mr. Stice, our Chief Executive Officer, which employment agreement was originally entered into on April 18, 2011. The employment agreement, as amended and restated, has a three-year term commencing as of April 18, 2014. His base salary can be increased from time to time by the compensation committee, but not decreased. Mr. Stice's annual base salary during 2015 was $830,000, and no change has been proposed for 2016. Mr. Stice is also entitled to receive a target annual bonus of 100% of his base salary upon achievement of performance goals established by the compensation committee, up to a maximum of 200% of base salary in the event performance exceeds the target level established by the compensation committee. Mr. Stice is entitled to participate in such life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Mr. Stice has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Stice’s affiliation with us and for a period of six months thereafter. Mr. Stice’s continued employment with us is terminable by either party. We may terminate Mr. Stice’s employment at any time, with or without advance notice. Mr. Stice may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Stice’s employment without “cause” or due to non-renewal of the term of his employment agreement (together, a “no cause termination”), (ii) Mr. Stice resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement or a material diminution in Mr. Stice’s position, duties or authority or relocation of principal office more than 25 miles outside of Midland, Texas, or (iii) Mr. Stice’s employment is terminated due to death or disability, then (x) we will be obligated to pay, on a monthly basis, 200% of Mr. Stice’s base annual salary until the later of 24 months or the expiration of the term of his employment agreement, provided, however, that if a no cause termination or a good reason resignation occurs within 24 months after the occurrence of a change in control (as defined in the 2012 Plan or any successor plan) and such change in control is a “change in control event” within the meaning of Internal Revenue Service’s rules and regulations, Mr. Stice will be entitled to receive such severance in a lump sum payment, and (y) 100% of the premiums to continue Mr. Stice’s or his surviving spouse’s and eligible dependents’ group health plan continuation coverage under COBRA (provided that such individuals are qualified beneficiaries who are eligible and timely elect COBRA continuation coverage), in addition to any obligations under the terms of any outstanding equity awards; provided, in each case, that Mr. Stice continues to comply with the restrictive covenants described above and Mr. Stice (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor. Under the employment agreement with Mr. Stice, the terms of each equity award granted to Mr. Stice will provide that such equity award will become 100% vested upon (i) our termination of Mr. Stice without cause or non-renewal of his employment agreement, (ii) Mr. Stice’s resignation for good reason, (iii) his death or disability or (iv) our change in control (as defined in the 2012 plan or any successor plan). In the event Mr. Stice’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses. For purposes of Mr. Stice’s employment agreement, “cause” is generally defined as Mr. Stice’s (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy of Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Stice is entitled to receive upon certain terminations, resignations and changes of control are summarized below in "Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2015" included elsewhere in this proxy statement.

Teresa L. Dick. Effective September 2011, we entered into an employment agreement with Ms. Dick, our Senior Vice President and Chief Financial Officer. The employment agreement, as amended and restated, provides for an initial two-year term commencing on January 1, 2014, and thereafter continues for successive one-year periods unless we or the executive elects to not extend the term. Ms. Dick’s annual base salary during 2015 was $350,000. Her base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Ms. Dick's base salary to $380,000 effective January 1, 2016. Subject to Ms. Dick’s achievement of certain performance goals as determined by our board of directors or the compensation committee, Ms. Dick is eligible to receive a target annual bonus of 80% of her annual base salary, provided she remains employed by us on the payment date. Ms. Dick is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under her employment agreement, Ms. Dick is eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Ms. Dick’s employment terminates prior to any scheduled vesting date, except as expressly provided in any existing or future equity award, then she will forfeit all rights and interests in and to such unvested equity awards.

Ms. Dick has agreed to certain restrictive covenants in her employment agreement, including, without limitation, her agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Ms. Dick’s affiliation with us and for a period of six months thereafter. Ms. Dick’s continued employment with us is terminable by either party. We may terminate Ms. Dick’s employment agreement at any time, with or without advance notice. Ms. Dick may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if she voluntarily resigns without good reason. However, if (i) we terminate Ms. Dick’s employment without “cause” or due to non-renewal of the term of her employment agreement, (ii) Ms. Dick resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of her principal office 25 miles outside of Oklahoma City, Oklahoma or a material diminution in Ms. Dick’s position, duties or authority, or (iii) Ms. Dick’s employment is terminated due to death or disability, then Ms. Dick will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive (or her estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Ms. Dick’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses as of the termination date. For purposes of Ms. Dick’s employment agreement, “cause” is generally defined as Ms. Dick’s (a) willful and knowing refusal or failure to perform her duties in any material respect, (b) willful misconduct or gross negligence in performing her duties, (c) material breach of her employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with her responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Ms. Dick is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2015” included elsewhere in this proxy statement.

Russell Pantermuehl. Effective July 2011, we entered into an employment agreement with Mr. Pantermuehl, our Vice President—Reservoir Engineering. The employment agreement, as amended and restated, provides for an initial two-year term commencing on January 1, 2014, and thereafter continues for successive one-year periods unless we or the executive elects to not extend the term. Mr. Pantermuehl’s annual base salary for 2015 was $425,000. His base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Mr. Pantermuehl’s base salary to $500,000 effective January 1, 2016. Subject to Mr. Pantermuehl’s achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Pantermuehl is eligible to receive a target annual bonus of 80% of his annual base salary, provided he remains employed by us on the payment date. Mr. Pantermuehl is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Pantermuehl is eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Pantermuehl’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, then he will forfeit all rights and interests in and to such unvested equity awards.

Mr. Pantermuehl has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Pantermuehl’s affiliation with us and for a period of six months thereafter. Mr. Pantermuehl’s continued employment with us is terminable by either party. We may terminate Mr. Pantermuehl’s employment at any time, with or without advance notice. Mr. Pantermuehl may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Pantermuehl’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Pantermuehl resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Pantermuehl’s position, duties or authority, or (iii) Mr. Pantermuehl’s employment is terminated due to death or disability, then Mr. Pantermuehl will be entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Pantermuehl’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date. For purposes of Mr. Pantermuehl’s employment agreement, “cause” is generally defined as Mr. Pantermuehl’s (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Pantermuehl is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2015” included elsewhere in this proxy statement.

Michael Hollis. Effective September 2011, we entered into an employment agreement with Mr. Hollis, currently Chief Operating Officer. The employment agreement, as amended and restated, provides for an initial two-year term commencing on January 1, 2014, and thereafter continues for successive one-year periods unless we or the executive elects to not extend the term. Mr. Hollis’ annual base salary for 2015 was $445,000. His base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Mr. Hollis’ base salary to $510,000 effective January 1, 2016. Subject to Mr. Hollis’ achievement of certain performance goals as determined by our board of directors, Mr. Hollis is entitled to a target annual bonus of 90% of his annual base salary, provided he remains employed by us on the payment date. Mr. Hollis is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Hollis is eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Hollis’ employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, then he will forfeit all rights and interests in and to such unvested equity awards.

Mr. Hollis has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Hollis’ affiliation with us and for a period of six months thereafter. Mr. Hollis’ continued employment with us is terminable by either party. We may terminate Mr. Hollis’ employment at any time, with or without advance notice. Mr. Hollis may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Hollis’ employment without “cause” or due to non-renewal of the term of his employment agreement (ii) Mr. Hollis resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office more than 25 miles outside of Midland, Texas, or a material diminution in Mr. Hollis’ position, duties or authority, or (iii) Mr. Hollis’ employment is terminated due to death or disability, then Mr. Hollis will be entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that Mr. Hollis continues to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Hollis’ employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date. For purposes of Mr. Hollis’

employment agreement, “cause” is generally defined as Mr. Hollis’ (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Hollis is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2015” included elsewhere in this proxy statement.

Paul Molnar. Effective January 1, 2014, we entered into an employment agreement with Mr. Molnar, our Vice President—Geoscience. The employment agreement provides for an initial two-year term commencing on January 1, 2014, and thereafter continues for successive one-year periods unless we or the executive elects to not extend the term. Mr. Molnar's annual base salary for 2015 was $335,000. Mr. Molnar's base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Mr. Molnar's annual base salary to $425,000, effective January 1, 2016. Subject to Mr. Molnar's achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Molnar is eligible to receive a target annual bonus of 80% of his annual base salary, provided he remains employed by us on the payment date. Mr. Molnar is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Molnar is eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Molnar's employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, then he will forfeit all rights and interests in and to such unvested equity awards.

Mr. Molnar has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Molnar's affiliation with us and for a period of six months thereafter. Mr. Molnar's continued employment with us is terminable by either party. We may terminate Mr. Molnar's employment at any time, with or without advance notice. Mr. Molnar may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Molnar's employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Molnar resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Molnar's position, duties or authority, or (iii) Mr. Molnar's employment is terminated due to death or disability, then Mr. Molnar will be entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Molnar's employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses. For purposes of Mr. Molnar's employment agreement, “cause” is generally defined as Mr. Molnar's (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Molnar is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2015” included elsewhere in this proxy statement.

2012 Plan

Eligible award recipients under the 2012 Plan are employees, consultants and directors of the Company and its affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors. The shares that may be issued pursuant to awards consist of our authorized but unissued common stock, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the plan, including incentive stock options, may not exceed 2,500,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. At any time after the Company is subject to the deduction limitations under Section 162(m) of the Internal Revenue Code, the maximum number of shares of common stock issuable under our equity incentive plan to any one participant during a calendar year shall not exceed 1,000,000 shares.

Share Reserve. The aggregate number of shares of common stock initially authorized for issuance under the plan is 2,500,000 shares. However, (i) shares covered by an award that expires or otherwise terminates without having been exercised in full and (ii) shares that are forfeited to, or repurchased by, us pursuant to a forfeiture or repurchase provision under the plan may return to the plan and be available for issuance in connection with a future award.

Administration. Our board of directors (or our compensation committee or any other committee of the board of directors as may be appointed by our board of directors from time to time) administers the plan. Among other responsibilities, the plan administrator selects participants from among the eligible individuals, determines the number of shares that will be subject to each award and determines the terms and conditions of each award, including methods of payment, vesting schedules and limitations and restrictions on awards. The plan administrator may amend, suspend, or terminate the plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. Unless terminated earlier, our equity incentive plan will terminate in October 2022.

Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The plan administrator determines the exercise price of a stock option, provided that the exercise price of a stock option generally cannot be less than 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the plan vest ratably over a four-year period and have a term of ten years (five years in the case of an incentive stock option granted to a more than 10% stockholder), unless specified otherwise by the plan administrator in the option agreement.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionee, (iv) stock withholding and (v) other legal consideration approved by the plan administrator, such as exercise with a full recourse promissory note (not applicable for directors and executive officers).

Unless the plan administrator provides otherwise (solely with respect to intervivos transfers to certain family members and estate planning vehicles), nonstatutory options generally are not transferable except by will or the laws of descent and distribution. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Restricted Awards. Restricted awards are awards of either actual shares of common stock (e.g., restricted stock awards), or of hypothetical share units (e.g., restricted stock units) having a value equal to the fair market value of an identical number of shares of common stock, that will be settled in the form of shares of common stock upon vesting or other specified payment date, and which may provide that such restricted awards may not be sold, transferred, or otherwise disposed of for such period as the plan administrator determines. The purchase price and vesting schedule, if applicable, of restricted awards are determined by the plan administrator. A restricted stock unit is similar to a restricted stock award except that participants holding restricted stock units do not have any stockholder rights until the stock unit is settled with shares. Stock units represent an unfunded and unsecured obligation for us and a holder of a stock unit has no rights other than those of a general creditor.

Performance Awards. Performance awards entitle the recipient to vest in or acquire shares of common stock, or hypothetical share units having a value equal to the fair market value of an identical number of shares of common stock that will be settled in the form of shares of common stock upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the plan. Performance goals will be established by the plan administrator based on one or more business criteria that apply to the plan participant, a business unit, or the Company and our affiliates. Performance goals will be objective and may be intended to meet the requirements of Section 162(m) of the Internal Revenue Code. Performance goals must be determined prior to the time 25% of the service period has elapsed but not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards may not be sold, assigned, transferred, pledged or otherwise encumbered and terminate upon the termination of the participant’s service to us or our affiliates.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with the granting of any option under the plan. Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The exercise price of a stock appreciation right granted independent of an option is determined by the plan administrator, but as a general rule will be no less than 100% of the fair market value of our common stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the related option. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. Payment will be made in cash, delivery of stock, or a combination of cash and stock as deemed appropriate by the plan administrator.

Adjustments in capitalization. In the event that there is a specified type of change in our common stock without the receipt of consideration by us, such as pursuant to a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction, appropriate adjustments will be made to the various limits under, and the share terms of, the plan including (i) the number and class of shares reserved under the plan, (ii) the maximum number of stock options and stock appreciation rights that can be granted to any one person in a calendar year and (iii) the number and class of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Except as may be provided in a specific award certificate, in the event of a change in control transaction (other than a transaction resulting in Wexford Capital or an entity controlled by, or under common control with Wexford Capital maintaining direct or indirect control over the Company), or a corporate transaction such as a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale in one or a series of related transactions, of all or substantially all of the assets of the Company or a merger, consolidation, or reverse merger in which we are not the surviving entity, then all outstanding stock awards under the plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the plan administrator. In the event an award would be cancelled without consideration paid to the extent vested, the award recipient may exercise the award in full or in part for a period of ten days.

As discussed, in Proposal 2 below, we are seeking to have our stockholders approve our 2016 Amended and Restated Equity Incentive Plan to amend and restate the 2012 Plan to, among other things, increase the number of shares issuable under the plan from 2,500,000 to 4,300,000 and to provide for certain other changes. A more detailed description of our proposed 2016 Amended and Restated Equity Incentive Plan can be found below under Proposal 2 beginning on page 47 of this proxy statement.

Viper’s Long-Term Incentive Plan

To incentivize Viper’s management and directors to continue to grow Viper’s business, the board of directors of Viper’s general partner adopted the Viper LTIP for employees, officers, consultants and directors of Viper’s general partner and any of its affiliates, including Diamondback, who perform services for Viper.

The purpose of the Viper LTIP is to provide a means to attract and retain individuals who are essential to Viper’s growth and profitability and to encourage them to devote their best efforts to advancing Viper’s business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of Viper’s common units. The Viper LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of Viper’s unitholders and to give such individuals the opportunity to share in Viper’s long-term performance. Any awards that are made under the Viper LTIP will be approved by the board of directors of Viper’s general partner or a committee thereof that may be established for such purpose. Viper will be responsible for the cost of awards granted under the LTIP.

Viper’s general partner has made grants under the Viper LTIP of (a) phantom units to the non-employee directors of Viper’s general partner (see “Director Compensation” included in Viper’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 19, 2016, for information regarding those awards) and (b) at the time of the Viper IPO, an aggregate of 2,500,000 unit options to the executive officers of Viper’s general partner. Each unit option entitles the recipient to purchase one of Viper’s common units. In accordance with the Viper LTIP, the exercise price of the unit options granted may not be less than the market value of our common units on the date of grant. The outstanding unit options have an exercise price of $26.00 per unit, which was the price to the public in the Viper IPO. Subject to accelerated vesting upon certain specified events, a third of the unit options will vest each year on the anniversary of their grant, and the options will be automatically exercised, to the extent vested, on the earlier to occur of the three year anniversary of the date of grant or the occurrence of a change in control. For the information regarding the unit options granted to our named executive officers pursuant to the Viper LTIP, see “Compensation Tables—Outstanding Equity Awards under the Viper LTIP at Fiscal 2015 Year-End” below.

Administration

The Viper LTIP is administered by the board of directors of Viper’s general partner pursuant to its terms and all applicable state, federal, or other rules or laws. The board of directors of Viper’s general partner has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting provisions associated with an award, delegate duties under the Viper LTIP and execute all other responsibilities permitted or required under the Viper LTIP.

Change in Control

Upon a “change in control” (as defined in the Viper LTIP), the board may, in its discretion, (i) remove any forfeiture restrictions applicable to an award, (ii) accelerate the time of exercisability or vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment, (iv) cancel unvested awards without payment or (v) make adjustments to awards as the committee deems appropriate to reflect the change in control.

Termination of Employment or Service

The consequences of the termination of a participant’s employment, consulting arrangement or membership on the board of directors of Viper’s general partner will be determined by the board in the terms of the relevant award agreement.

2014 Executive Annual Incentive Compensation Plan

Eligibility. Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the 2014 Plan.

Awards. The 2014 Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. The Administrator establishes the performance targets for each award and the performance period during which the performance is to be measured, which will generally be our fiscal year. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid. The Administrator must adopt the performance targets and criteria for awards granted to executive officers subject to the limits of Section 162(m) of the Code, whom we refer to as “Covered Employees,” no later than the earlier of:

•	90 days after the beginning of the performance period; or

•	the time when 25% of the performance period has elapsed.

In addition, award amounts to be paid to any Covered Employee for any one year may not exceed the lesser of: (i) 300% of base salary at the time the award is established, or (ii) $6.0 million. Individual awards may be subject to lesser limits in the discretion of the compensation committee.

Performance Factors. Performance targets for each award are to be based on pre-established performance factors, which may include any or all of the following, individually or in combination:

•	revenue;

•	net sales;

•	operating income;

•	earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”);

•	growth of oil and natural gas production;

•	growth of estimated or proved reserves;

•	capital efficiency based on revenue per barrel of oil equivalent (“BOE”) produced;

•	lease operating expenses;

•	general and administrative expenses;

•	net cash provided by operating activities or other cash flow measurements;

•	working capital and components thereof;

•	return on equity or average stockholders’ equity;

•	return on assets;

•	market share;

•	net or gross sales measured by product line, territory, one or more customers, or other category;

•	stock price;

•	earnings per share;

•	earnings from continuing operations;

•	net worth;

•	credit rating; and

•	levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period.

These performance factors may relate to the performance of the Company or the performance of a business unit, product line, territory, or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the Administrator.

Limitation on Discretion. The Administrator may at any time establish additional conditions and terms of payment of awards, including additional financial, strategic or individual goals, which may be objective or subjective. The Administrator may exercise negative discretion to reduce the amount of an award, but may not adjust upwards the amount payable pursuant to any award to a Covered Employee, nor may it waive the achievement of the performance target requirement for any Covered Employee, except in the case of the death or disability of the participant or a change in control of the Company.

Payment of Awards. Unless the Administrator determines otherwise, all payments in respect of awards granted under the 2014 Plan will be made in cash, and will be paid within a reasonable period after the end of the performance period. In the case of awards designed not to be subject to Code Section 409A as deferred compensation, payments will be made not later than the latest date at which such awards will still qualify for the Section 409A exemption for short-term deferrals. Unless the Administrator provides otherwise, a participant must be employed by us on the date that awards are paid to receive an award payment, except in the case of death or disability. If a participant dies or becomes disabled during a performance period, the participant (or the participant’s beneficiary) will receive a pro-rated award payment at the same time all other awards are paid for the performance period. In the event of a change in control, each named executive officer will be paid the target award amount (mid-point of any specified range of potential award payment amount) based on the assumption that the performance target was attained at the target level (mid-point of any specified range of performance targets) for the entire performance period. The target award amount will be paid within ten (10) days following the consummation of the change in control transaction.

Certification of Performance. Before payment of any award to a Covered Employee our compensation committee must certify in writing that the performance target requirement for such award was met.

Term. The 2014 Plan was effective as of April 1, 2014 with respect to the fiscal year performance period beginning January 1, 2014. The Administrator may at any time terminate the 2014 Plan in whole or in part.

Amendment of the 2014 Plan. The Administrator may at any time amend the 2014 Plan, subject to approval by our stockholders to the extent stockholder approval is necessary to continue to qualify as “performance-based compensation” under Section 162(m) of the Code.

Administration of the Plan. Our Board has delegated its authority to administer the 2014 Plan to the Company’s compensation committee, to whom we refer as the “Administrator.” The compensation committee is expected to consist solely of at least two “outside directors” within the meaning of Section 162(m) of the Code. The Administrator has the authority to administer the 2014 Plan and to exercise all the powers and authorities either specifically granted to it under the 2014 Plan or necessary or advisable in the administration of the 2014 Plan, including (but not limited to) the following:

•	to interpret the 2014 Plan and any award;

•	to prescribe rules relating to the 2014 Plan;

•	to determine the persons to receive awards;

•	to determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to any award;

•	to accelerate an award that is designed not to be deferred compensation subject to Code Section 409A (after the attainment of the applicable performance target or targets);

•
to adjust performance targets in recognition of specified events such as unusual or non-recurring events affecting us or our financial statements, including certain asset dispositions, cessation of operations resulting from a natural disaster, or in response to changes in applicable laws, regulations, or accounting principles as specified in the 2014 Plan or in the performance targets established for any performance period;

•	to waive restrictive conditions for an award (but not performance targets); and

•	to make any other determinations that may be necessary or advisable for administration of the 2014 Plan.

Federal Income Tax Consequences of the 2014 Plan

Under federal income tax laws currently in effect:

Participants in the 2014 Plan will recognize in the year of payment ordinary income equal to the award amount, which is subject to applicable income and employment tax withholding by us (including the additional tax of 0.9% imposed on wages in excess of $200,000 under Section 3101(b)(2) of the Code). Under current regulations and guidance, we expect that awards under the 2014 Plan will not be subject to Section 409A of the Code, which imposes restrictions on nonqualified deferred compensation arrangements and penalizes participants for violating these restrictions.

We expect that we will be entitled to a tax deduction in connection with each award under the 2014 Plan in an amount equal to the ordinary income realized by the participant without regard to the $1 million annual deduction limitation under Section 162(m) of the Code, if the requirements of Section 162(m) are satisfied. However, the Administrator may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives. While the Administrator is mindful of the limitation imposed by Section 162(m) of the Code, it also recognizes that facts and circumstances may render compliance with those limitations inappropriate, at odds with the best interests of the Company or out of step with the then-prevailing competitive market conditions. In such event, the Administrator’s priority will be determining what is in the best interest of the Company and its stockholders rather than compliance with the technical limitations imposed by the Code.

Section 162(m). Section 162(m) of the Code imposes a $1 million annual limit on the amount of compensation that we may deduct for federal income tax purposes with respect to our chief executive officer and each of our other three highest compensated officers (other than our chief financial officer), subject to certain exceptions. The 2014 Plan is intended to qualify for the exception under Section 162(m) for “performance-based compensation.”

401(k) Plan

We participate in a 401(k) Plan. Employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. Each pay period we make a matching contribution to each employee’s deferral, not to exceed 10 percent. An employee’s interests in his or her deferrals and our matching contributions are, in each case, 100% vested when contributed. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employee until distributed from the 401(k) Plan, and all timely made contributions are deductible by us for the year in which they are allocable.

Effect of Our Compensation Policies and Practices on Risk and Risk Management

The compensation committee reviews the risks and rewards associated with our compensation policies and programs. We believe that such policies and programs encourage and reward prudent business judgment and avoid encouraging excessive risk-taking over the long term. With respect to specific elements of compensation:

•
We believe that our programs balance short- and long-term incentives for our executive officers providing for an appropriate mix of fixed, discretionary and equity compensation that overall encourages long-term performance.

•
We believe that annual base salaries for our named executive officers do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our compensation committee, based, among other factors, on annual performance evaluations. We also believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly situated individuals at our peer group companies. The base salary represents a portion of our named executive officers’ overall compensation potential and is balanced by the other elements of their overall compensation potential, which are tied to both performance and long-term service.

•
Our annual incentive bonuses are designed to award achievement of short-term performance-driven results. The payment and amounts of the 2015 annual incentive bonuses were based upon meeting of certain performance criteria and targets established by the compensation committee for 2015, as disclosed in more detail above, which we believe were set at meaningful levels and do not encourage excessive risk taking. We also believe that performance criteria and targets established by the compensation committee for 2016 were similarly designed to encourage performance, but not excessive risk taking.

•
Stock options and restricted stock units granted to our named executive officers are subject to time vesting provisions. We award stock options to align compensation with Company performance, as the options become valuable to the executive only if the stock price increases from the date of grant. Also, stock options require a long-term commitment by executives to realize the appreciation potential of the options. We award restricted stock units to ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at and after the time of vesting. We believe that our long-term equity awards do not encourage excessive risk taking that may be associated with equity awards that vest based strictly on achieving certain targets. We also believe that our long-term equity awards provide incentive to our named executive officers to take appropriate amount of risk.

•
As described above in the discussion of the employment agreements of the named executive officers, our named executive officers are entitled to certain benefits that are payable upon the occurrence of their termination without “cause,” resignation for “good reason,” or certain change in control transactions.

Based on the foregoing, the compensation committee believes that the Company does not utilize compensation policies and programs creating risks that are reasonably likely to have a material adverse impact on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended that the summary of Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee:

Michael P. Cross, Chairman
David L. Houston
Mark L. Plaumann

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consists of David L. Houston, Michael P. Cross and Mark L. Plaumann. No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer and our three other highest paid executive officers, each our named executive officer, for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
				Performance-based	Time Vested
Travis D. Stice	2015	$830,000	$—	$4,914,138	$2,453,196	$1,492,362	$27,940	$9,717,636
Chief Executive Officer	2014	$717,165	$—	$3,140,763	$1,597,250	$1,121,754	$20,273	$6,597,205
	2013	$400,000	$1,733,333	$—	$—	$—	$31,287	$2,164,620
Teresa L. Dick	2015	$350,000	$—	$1,028,550	$513,450	$503,447	$27,940	$2,423,387
Chief Financial Officer	2014	$295,000	$—	$889,464	$452,341	$273,863	$17,207	$1,927,875
	2013	$250,000	$310,000	$—	$—	$—	$17,954	$577,954
Russell Pantermuehl	2015	$425,000	$—	$1,371,400	$684,600	$611,329	$27,940	$3,120,269
Vice President - Reservoir Engineering	2014	$350,000	$—	$1,102,408	$560,635	$433,229	$17,040	$2,463,312
	2013	$238,700	$520,000	$—	$—	$—	$16,994	$775,694
Michael L. Hollis	2015	$445,000	$—	$1,371,400	$684,600	$752,474	$27,940	$3,281,414
Vice President - Drilling	2014	$350,000	$—	$1,102,408	$560,635	$433,229	$17,040	$2,463,312
	2013	$276,000	$520,000	$—	$—	$—	$17,854	$813,854
Paul Molnar	2015	$335,000	$—	$1,005,510	$501,949	$481,871	$27,940	$2,352,270
Vice President - Geoscience	2014	$290,000	$—	$983,687	$500,259	$358,961	$17,040	$2,149,947
	2013	$234,500	$406,000	$—	$—	$—	$17,854	$658,354

(1)	In 2013, the bonus reflects the amount of the named executive officer’s discretionary bonus.

(2)
The amounts shown reflect the grant date fair value of restricted stock units and stock options granted respectively, determined in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016, regarding assumptions underlying valuations of equity awards for 2015, 2014 and 2013. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal 2015 Year-End” table. If the highest level of performance conditions is achieved, the value of the performance-based units granted in 2015 for Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar would be $9,828,275, $2,057,100, $2,742,800, $2,742,800 and $2,011,021, respectively.

(3)	The amounts shown reflect performance-based annual incentive bonuses granted under the Executive Annual Incentive Compensation Plan.

(4)
Amounts for 2015 include (i) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Stice, (ii) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Ms. Dick, (iii) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Pantermuehl, (iv) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Hollis and (v) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Molnar. Amounts for 2014 include (i) our 401(k) plan contributions of $15,600 and life insurance premium payments of $1,440 for Mr. Stice, (ii) our 401(k) plan contributions of $15,600 and life insurance premium payments of $1,440 for Ms. Dick, (iii) our 401(k) plan contributions of $15,600 and life insurance premium payments of $1,440 for Mr. Pantermuehl, (iv) our 401(k) plan contributions of $15,600 and life insurance premium payments of $1,440 for Mr. Hollis and (v) our 401(k) plan contributions of $15,600 and life insurance premium payments of $1,440 for Mr. Molnar. Amounts in 2013 include (i) our 401(k) plan contributions of $15,300, car allowance of $10,800 and life insurance premium payments of $2,787 and reimbursement of membership fees at the Midland Petroleum Club of $2,400 for Mr. Stice; (ii) our 401(k) plan contributions of $15,167 and life insurance premium payments of $2,787 for Ms. Dick, (iii) our 401(k) plan contributions of $14,473 and life insurance premium payments of $2,521 for Mr. Pantermuehl, (iv) our 401(k) plan contributions of $15,300 and life insurance premium payments of $2,554 for Mr. Hollis and (v) our 401(k) plan contributions of $15,300 and life insurance premium payments of $2,554 for Mr. Molnar.

(5)
During 2015 and 2014, Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar also performed services as executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Viper. In accordance with the terms of Viper’s amended and restated limited partnership agreement, in 2015 and 2014, we were reimbursed for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Viper. During 2015, we did not allocate any time of our named executive officers to Viper for reimbursement. During 2014, Viper reimbursed us approximately $55,000, $34,000, $35,000, $12,000 and $0 attributable to time allocated to providing services to Viper by Mr.

Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar, respectively. The amount listed under “Total Compensation” does not include the value of options to purchase common units of Viper granted to Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar by the board of directors of Viper’s general partner in 2014 under the Viper LTIP. Information for these awards is separately provided in the tables entitled “—Outstanding Equity Awards under the Viper LTIP at Fiscal 2015 Year-End” below.

2015 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Travis D. Stice	2/5/2015	$—	$830,000	$1,660,000
	2/5/2015				—	35,833	71,666	35,834	(3)	$4,914,138
Teresa L. Dick	2/5/2015	$—	$280,000	$560,000
	2/5/2015				—	7,500	15,000	7,500	(3)	$1,028,550
Russell Pantermuehl	2/5/2015	$—	$340,000	$680,000
	2/5/2015				—	10,000	20,000	10,000	(3)	$1,371,400
Michael L. Hollis	2/5/2015	$—	$400,500	$801,000
	2/5/2015				—	10,000	20,000	10,000	(3)	$1,371,400
Paul Molnar	2/5/2015	$—	$268,000	$536,000
	2/5/2015				—	7,332	14,664	7,332	(3)	$1,005,510

(1)	Reflects performance-based annual incentive bonuses granted under 2015 Executive Annual Incentive Compensation Plan.

(2)
Represents performance-based restricted stock units granted under the 2012 Plan, which awards are subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2014 and ending on December 31, 2016, and continuous service requirements. The restricted stock units will vest once the compensation committee has made a certification as to whether the performance goals have been reached. The compensation committee will make this determination following the date of publication of our quarterly earnings statement for the fourth quarter of 2016 and before March 15, 2017. The number of restricted stock units that will vest is based on the Company’s Total Stockholder Return compared to its peers. The Total Stockholder Return is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the performance period; by (2) the stock price at the beginning of the performance period.

(3)
Represents restricted stock units granted under the 2012 Plan, of which one-third vested on each of February 5, 2015 and January 2, 2016, and the remaining units will vest on January 2, 2017. These awards are subject to continuous service requirements.

(4)
The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016, regarding assumptions underlying valuations of equity awards for 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

The following table provides information concerning equity awards outstanding for our named executive officers at December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested (1)
Travis D. Stice				8,333	(2)	$557,478	25,000	(3)	$1,672,500
				23,889	(2)	$1,598,174	35,833	(5)	$2,397,228
Teresa L. Dick				2,360	(4)	$157,884	7,080	(3)	$473,652
				5,000	(4)	$334,500	7,500	(5)	$501,750
Russell Pantermuehl	8,000	$17.50	08/15/16	—		—	—		$—
				2,925	(6)	$195,683	8,775	(3)	$587,048
				6,667	(6)	$446,022	10,000	(5)	$669,000
Michael L. Hollis				2,925	(7)	$195,683	8,775	(3)	$587,048
				6,667	(7)	$446,022	10,000	(5)	$669,000
Paul Molnar				2,610	(8)	$174,609	7,830	(3)	$523,827
				4,889	(8)	$327,074	7,332	(5)	$490,511

(1)
Market value of shares or units that have not vested is based on the closing price of $66.90 per share of our common stock on The NASDAQ Global Select Market on December 31, 2015, the last trading day of 2015.

(2)	The 8,333 restricted stock units vested on January 2, 2016 and, of the 23,889 restricted stock units, 11,945 vested on January 2, 2016 and the remaining 11,944 will vest on January 2, 2017.

(3)
Reflects the target number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the 2012 Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2013 and ending on December 31, 2015. All of these performance-based restricted stock units vested as of December 31, 2015 upon certification by the compensation committee of attainment of the applicable performance conditions and settlement of these units on February 19, 2016.

(4)	The 2,360 restricted stock units vested on January 2, 2016 and, of the 5,000 restricted stock units, 2,500 vested on January 2, 2016 and the remaining 2,500 will vest on January 2, 2017.

(5)
Reflects the target number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the 2012 Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2014 and ending on December 31, 2016, as certified by the compensation committee by not later than March 15, 2017, and continuous service requirements.

(6)	The 2,925 restricted stock units vested on January 2, 2016 and, of the 6,667 restricted stock units, 3,334 vested on January 2, 2016 and the remaining 3,333 will vest on January 2, 2017.

(7)	The 2,925 restricted stock units vested on January 2, 2016 and, of the 6,667 restricted stock units, 3,334 vested on January 2, 2016 and the remaining 3,333 will vest on January 2, 2017.

(8)	The 2,610 restricted stock units vested on January 2, 2016 and, of the 4,889 restricted stock units, 2,445 vested on January 2, 2016 and the remaining 2,444 will vest on January 2, 2017.

OUTSTANDING EQUITY AWARDS UNDER THE VIPER LTIP AT FISCAL 2015 YEAR-END
The following table provides information concerning equity awards under the Viper LTIP outstanding for our named executive officers at December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
Travis D. Stice	416,666	833,334	(1)	$26.00	6/23/2017
Teresa L. Dick	41,666	83,334	(1)	$26.00	6/23/2017
Russell Pantermuehl	8,333	241,667	(1)	$26.00	6/23/2017
Michael L. Hollis	8,333	241,667	(1)	$26.00	6/23/2017
Paul Molnar	8,333	241,667	(1)	$26.00	6/23/2017

(1)
These options to purchase common units of Viper vest in three substantially equal annual installments beginning on June 23, 2015, and will be automatically exercised upon the earlier to occur of June 23, 2017 or the date a change in control occurs with respect to Viper.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2015

The following table provides certain information for the named executive officers with respect to stock option exercises during 2015, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of restricted stock awards during 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Travis D. Stice	75,000	$4,401,080	34,564	$2,525,328
Teresa L. Dick	25,010	$1,481,211	9,145	$590,553
Russell Pantermuehl	37,000	$2,215,788	14,829	$1,024,384
Michael L. Hollis	38,345	$2,276,157	14,829	$968,758
Paul Molnar	45,000	$2,627,240	13,626	$944,181

(1)	Value realized on exercise is based on the difference between the exercise price and the exercise date closing price per share of our common stock on the NASDAQ Global Select Market.

(2)
Value realized on vesting is based on the vesting date closing price per share of our common stock on the NASDAQ Global Select Market. If the NASDAQ Global Select Market was closed on the vesting date, the calculation was made using the closing price on the next day on which the market was open.

OPTION EXERCISES UNDER THE VIPER LTIP DURING FISCAL YEAR 2015

No unit options granted to our named executive officers under the Viper LTIP were exercised by them during 2015. The exercise price for such unit options was below the trading price for Viper’s common units on the NASDAQ Global Select Market during 2015. No phantom units or other equity awards were held by our named executive officers during 2015 under the Viper LTIP. For the vesting schedule of unit options granted to our named executive officers under the Viper LTIP, see “—Outstanding Equity Awards under the Viper LTIP at Fiscal 2015 Year-End” above.

POTIENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2015

The following tables provide information regarding potential payments to each of our named executive officers in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2015.

	Termination Without Cause or Resignation for Good Reason(1)
Name	Base Salary		Annual Incentive Bonus	$66.90 RSUs(3)		Total
Travis D. Stice	$3,363,510	(2)	$0	$10,295,107	(4)	$13,658,617
Teresa L. Dick	$350,000	(6)	$0	$2,443,188	(4)	$2,793,188
Russell Pantermuehl	$425,000	(7)	$0	$3,153,800	(4)	$3,578,800
Michael L. Hollis	$445,000	(8)	$0	$3,153,800	(4)	$3,598,800
Paul Molnar	$335,000	(9)	$0	$2,530,359	(4)	$2,865,359

	Change of Control(12)
Name	Base Salary	Annual Incentive Bonus (10)	$66.90 RSUs(3)		Total
Travis D. Stice	$0	$830,000	$10,295,107	(4)(5)	$11,125,107
Teresa L. Dick	$0	$280,000	$2,443,188	(4)(5)	$2,723,188
Russell Pantermuehl	$0	$340,000	$3,153,800	(4)(5)	$3,493,800
Michael L. Hollis	$0	$400,500	$3,153,800	(4)(5)	$3,554,300
Paul Molnar	$0	$268,000	$2,530,359	(4)(5)	$2,798,359

	Termination upon Death and Disability(1)(12)
Name	Base Salary		Annual Incentive Bonus (11)	$66.90 RSUs(3)		Total
Travis D. Stice	$3,363,510	(2)	$1,492,362	$10,295,107	(4)(5)(13)	$15,150,979
Teresa L. Dick	$350,000	(6)	$503,447	$2,443,188	(4)(5)(13)	$3,296,635
Russell Pantermuehl	$425,000	(7)	$611,329	$3,153,800	(4)(5)(13)	$4,190,129
Michael L. Hollis	$445,000	(8)	$752,474	$3,153,800	(4)(5)(13)	$4,351,274
Paul Molnar	$335,000	(9)	$481,871	$2,530,359	(4)(5)(13)	$3,347,230

(1)
In the event a named executive officer is terminated upon death or disability or is terminated without cause, or if the executive officer resigns for good reason, the receipt of the payments and benefits described in this table is subject to such executive’s or his estate’s (i) full general release of all known and unknown claims against us related to the executive officer’s termination or employment and (ii) continued compliance with the confidentiality, non-interference, proprietary information, return of property, non-solicitation, non-disparagement, cooperation and, except in certain cases described below, non-competition provisions of such executive’s employment agreement. The executive officer is bound by the non-competition, non-interference and non-solicitation provisions for six months after his or her employment ends. Mr. Stice is bound by the cooperation provisions of his employment agreement for 12 months after his employment ends.

(2)
Represents the amount payable under Mr. Stice’s employment agreement, which was amended and restated effective April 18, 2014 to provide for a three-year term commencing on April 18, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Stice’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Stice resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Stice’s position, duties or authority, or (iii) Mr. Stice’s employment is terminated due to death or disability, then Mr. Stice will be entitled to (y) monthly severance pay in an amount equal to twice his monthly base salary for the longer of 24 months or the number of months remaining in the term of his employment agreement and (z) full coverage for health care benefits for Mr. Stice and his family for 18 months or until they are covered by another employer’s benefits. To receive this severance pay and benefits, Mr. Stice must comply with the restrictive covenants described above and execute a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Stice employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary. Mr. Stice’s severance pay will be paid in the same manner and at the same time as it would have if Mr. Stice employment had not ended, except that if, within 24 months after a change in control, Mr. Stice resigns for good reason or is terminated without cause his severance pay under clause (y) above will be paid in a lump sum amount. The $3,363,510 base salary includes $43,494 attributable to full coverage health care benefits for Mr. Stice and his family for 18 months.

(3)	The value of restricted stock units was calculated based on the closing price of our common stock of $66.90 per share on December 31, 2015.

(4)
Under the terms of the applicable award agreement with each of Mr. Stice, Ms. Dick, Mr. Pantermuehl and Mr. Hollis, the equity awards (options and restricted stock units) granted in October 2012 under such agreement will vest immediately (a) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us, Wexford Capital, an affiliate of Wexford Capital or an underwriter temporarily holding securities pursuant to an offering of securities and either there is a material change in the applicable named executive officer’s position, duties or authority or such officer is required to relocate to a location outside of a 50 mile radius of their current office location of Midland, Texas or Oklahoma City, Oklahoma (as may be applicable) or (b) upon termination without cause or upon death or disability.

(5)
Under the terms of the applicable award agreement with each of Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar, restricted stock units granted in February 2015 under our 2012 Plan will vest immediately (a) upon the sale, transfer or conveyance of substantially all of our assets other than to Wexford Capital, Gulfport or their affiliates, (b) if there is a significant change to the composition of our board of directors, (c) we adopt a plan of dissolution or liquidation, (d) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us, Wexford Capital, Gulfport or an affiliate of either Wexford Capital or Gulfport or (e) upon such executive officer’s death or disability.

(6)
Represents the amount payable under Ms. Dick’s employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Ms. Dick’s employment without “cause” or due to non-renewal of the term of her employment agreement, (ii) Ms. Dick resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of her principal office 25 miles outside of Oklahoma City, Oklahoma or a material diminution in Ms. Dick’s position, duties or authority, or (iii) Ms. Dick’s employment is terminated due to death or disability, then Ms. Dick will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Ms. Dick’s employment had not ended. In the event Ms. Dick’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(7)
Represents the amount payable under Mr. Pantermuehl’s employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Pantermuehl’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Pantermuehl resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Pantermuehl’s position, duties or authority, or (iii) Mr. Pantermuehl’s employment is terminated due to death or disability, then Mr. Pantermuehl will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Pantermuehl’s employment had not ended. In the event Mr. Pantermuehl’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(8)
Represents the amount payable under Mr. Hollis’ employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Hollis’ employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Hollis resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Hollis’ position, duties or authority, or (iii) Mr. Hollis’ employment is terminated due to death or disability, then Mr. Hollis will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Hollis’ employment had not ended. In the event Mr. Hollis’ employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(9)
Represents the amount payable under Mr. Molnar's employment agreement, which was entered into effective January 1, 2014 and provides for a two-year term commencing on January 1, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, if (i) we terminate Mr. Molnar's employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Molnar resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Molnar's position, duties or authority, or (iii) Mr. Molnar's employment is terminated due to death or disability, then Mr. Molnar will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Molnar's employment had not ended. In the event Mr. Molnar's employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(10)
Under the terms of the 2014 Executive Annual Incentive Compensation Plan, the awards granted under the 2014 Plan will be paid at the target award amount based on the assumption that the performance target was attained at the target level for the entire performance period if a “change of control” occurs. A “change of control” under the 2014 Plan is defined as (a) the sale, transfer or conveyance of substantially all of our assets, other than to Wexford Capital or its affiliates, (b) a significant change to the composition of our board of directors, (c) the adoption of a plan of dissolution or liquidation or (c) anyone other than Wexford Capital or its affiliates becoming the owner of more than 50% of the voting power of the Company. This amount will be paid within ten days following the triggering event.

(11)
Under the terms of the 2014 Executive Annual Incentive Compensation Plan, if the executive officer is terminated due to his or her death or disability, the officer is entitled to a prorated amount of the granted award based on the number of days the officer was employed by us during the applicable performance period. These awards will be paid at the same time as they would have had the officer remained employed.

(12)
These tables do not reflect potential payments related to vesting of the options to purchase 1,250,000, 125,000, 250,000, 250,000 and 250,000 common units of Viper granted to Mr. Stice, Ms. Dick, Mr. Pantermuehl, Mr. Hollis and Mr. Molnar, respectively, by the board of directors of Viper’s general partner in 2014 under the Viper LTIP. These awards of options to purchase common units of Viper vest and become exercisable upon a change of control of Viper and the death or disability of the officer.

(13)
Under the terms of the applicable award agreement, upon each named executive officer’s death or disability the number of performance-based restricted stock units the officer is entitled to is not determined until the end of the performance period and is settled at the same time it would have had the officer remained employed.  For purposes of calculating the number of performance-based restricted stock units that each named executive officer would be entitled to upon his or her death or disability, the Company assumed that its performance during the 2014-2016 fiscal years relative to its peers would be substantially similar to its performance during the 2014-2015 fiscal years.  As a result, the chart reflects that each named executive officer would be entitled to the maximum award amount under the award agreement for such named executive officer.

2015 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2015, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	528,597	$22.72	1,207,774
Equity compensation plans not approved by security holders (3)	2,525,348	$26.00	6,601,534

(1)	Refers to the 2012 Plan.

(2)	The weighted average exercise price does not take into account restricted stock units because they have no exercise price.

(3) Refers to the options to purchase common units of Viper and phantom units of Viper, in each case granted under the Viper LTIP.

2015 DIRECTOR COMPENSATION

The following table contains information with respect to 2015 compensation of our directors who served in such capacity during that year, except that the 2015 compensation of those directors who are also our named executive officers is disclosed in the 2015, 2014 and 2013 Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Steven E. West (2)(3)	$50,000	$103,075	$—	$153,075
Michael P. Cross	$80,500	$103,075	$—	$183,575
David L. Houston	$80,500	$103,075	$—	$183,575
Mark L. Plaumann	$80,500	$103,075	$—	$183,575

(1)
The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016, regarding assumptions underlying valuations of equity awards for 2015. Each non-employee director was awarded 1,578 restricted stock units in 2015, 526 of which vested on August 25, 2015 and the remaining 1,052 of which will vest in two equal annual installments beginning on July 1, 2016. No additional equity awards were received by our non-employee directors to date in 2016.

(2)
Under the terms of his employment with Wexford Capital, Mr. West’s fees earned for his service on the board of our directors were paid directly to Wexford Capital and all of his restricted stock unit awards received for such service were assigned to Wexford Capital.

(3)
Excludes the compensation awarded to Mr. West for his service as the Executive Chairman and a director of the general partner of Viper in 2015, which consisted of $49,500 in cash and a grant of 4,938 phantom unit awards on August 27, 2015, valued at $76,440, for a total compensation of $125,940. Of the phantom units granted, 1,646 vested and settled on the date of grant, with the remaining 3,292 phantom units vesting and settling in two equal annual installments beginning on June 17, 2016. Under the terms of his employment with Wexford Capital, Mr. West’s fees earned for his service as the Executive Chairman and a director of Viper were paid directly to Wexford Capital and all of his phantom unit awards were assigned to Wexford Capital.

Director Compensation

During 2015, non-employee directors of the Company received $47,500 in cash plus additional annual payments of $15,000 for the chairperson of the audit committee and $10,000 for each other member of the audit committee and $10,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments. Additionally, each director received $1,000 for each board or committee meeting the director attends in person, and $500 for each board or committee meeting the director attends telephonically. Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors. No changes have been made to our director cash compensation in 2016 to date.

Stock Ownership
Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2016 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Boston Partners	7,514,298	(2)	10.5%
One Beacon Street, 30th Floor Boston, MA 02108
Wellington Management Group LLP	7,486,556	(3)	10.4%
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
FMR LLC	7,312,252	(4)	10.2%
245 Summer Street Boston, MA 02210
The Vanguard Group	4,558,891	(5)	6.4%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 71,697,750 shares of common stock outstanding as of April 1, 2016.

(2)
Based solely on Schedule 13G/A filed with the SEC on February 9, 2016 by Boston Partners. These shares are held by Boston Partners for the discretionary account of certain of its clients. To the knowledge of Boston Partners, no client has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of common stock which represents more than five percent of the common stock. Boston Partners has sole voting power over 6,166,847 shares, sole dispositive power over 7,514,298 shares and shared voting power over 6,166,847 shares.

(3)
Based solely on Schedule 13G/A jointly filed with the SEC on February 11, 2016 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP ("Wellington Holdings"), Wellington Investment Advisors Holdings LLP ("Wellington Advisors") and Wellington Management Company LLP (" Wellington Company"). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd., Wellington Management Hong Kong Ltd - IA, Wellington Management International Ltd., Wellington Management Japan Pte Ltd., Wellington Management Australia Pty Ltd. (collectively, the "Wellington Investment Advisors"). Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Each of Wellington Management, Wellington Holdings and Wellington Advisors has shared voting power over 5,455,196 shares and shared dispositive power over 7,486,556 shares. Wellington Company has shared voting power over 5,226,572 shares and shared dispositive power over 7,178,272 shares.

(4)
Based solely on Schedule 13G/A jointly filed with the SEC on February 10, 2016 by FMR LLC ("FMR") and Abigail P. Johnson. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of 49% of the voting power of FMR. Members of the Johnson family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the common stock owned directly by the various investment companies (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the common stock under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported sole voting power over 1,370,085 shares of common stock and sole dispositive power over 7,312,252 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of common stock. FMR Co. Inc., beneficially owns more than five percent of the common stock.

(5)
Based solely on Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power over 48,056 shares of common stock, sole dispositive power over 4,511,635 shares of common stock, shared voting power over 3,300 shares of common stock, and shared dispositive power over 47,256 shares of common stock. Vanguard

Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, are the beneficial owners of 43,956 and 7,400 shares, respectively, of common stock.

Holdings of Officers and Directors
The following table sets forth certain information regarding the beneficial ownership as of April 1, 2016 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (10)	Percent of Class
Travis D. Stice (2)	163,890	*
Teresa L. Dick(3)	30,242	*
Russell Pantermuehl (4)	62,150	*
Michael L. Hollis (5)	60,153	*
Paul Molnar (6)	33,293	*
Steven E. West	—	*
Michael P. Cross (7)	9,060	*
David L. Houston (8)	9,060	*
Mark L. Plaumann (8)(9)	6,060	*
Directors and Executive Officers as a Group (11 persons)	370,455	*
*Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 1, 2016, or exercisable within 60 days of April 1, 2016, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 71,697,750 shares of common stock outstanding as of April 1, 2016. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 1, 2016 or within 60 days of April 1, 2016.

(2)
Includes 80,057 restricted stock units that are vested and held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes 11,944 restricted stock units, which will vest on January 2, 2017 and 60,112 restricted stock units, which will vest in two approximately equal annual installments beginning on January 2, 2017. Also excludes 35,833 performance-based restricted stock units awarded to Mr. Stice on February 5, 2015 and 45,084 performance-based restricted stock units awarded to Mr. Stice on January 19, 2016, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the three-year performance periods ending on December 31, 2016 and December 31, 2018, respectively. Also excludes 90,169 performance-based restricted stock units awarded to Mr. Stice on January 19, 2016, which are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the two-year performance period ending on December 31, 2017.

(3)
Excludes 2,500 restricted stock units, which will vest on January 2, 2017 and 4,008 restricted stock units, which will vest in two equal annual installments beginning on January 2, 2017. Also excludes 7,500 performance-based restricted stock units awarded to Ms. Dick on February 5, 2015 and 3,006 performance-based restricted stock units awarded to Ms. Dick on January 19, 2016, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the three-year performance periods ending on December 31, 2016 and December 31, 2018, respectively. Also excludes 6,011 performance-based restricted stock units awarded to Ms. Dick on January 19, 2016, which are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the two-year performance period ending on December 31, 2017.

(4)
Includes shares issuable upon exercise of options to purchase 4,000 shares of common stock, which vested on August 15, 2015. Excludes 3,334 restricted stock units, which will vest on January 2, 2017 and 16,030 restricted stock units, which will vest in two approximately equal annual installments beginning on January 2, 2017. Also excludes 10,000 performance-based restricted stock units awarded to Mr. Pantermuehl on February 5, 2015 and 12,022 performance-based restricted stock units awarded to Mr. Pantermuehl on January 19, 2016, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the three-year performance periods ending on December 31, 2016 and December 31, 2018, respectively. Also excludes 24,045 performance-based restricted stock units awarded to Mr. Pantermuehl on January 19, 2016, which are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the two-year performance period ending on December 31, 2017.

(5)
All of the shares are held by MBH Investments, Ltd., which is managed by MBH Financial, LLC, its general partner. Mr. Hollis, his spouse and the Hollis 2014 Irrevocable Trust hold 100% of the membership interests in MBH Financial, LLC, of which Mr. Hollis is the manager. Excludes 3,334 restricted stock units, which will vest on January 2, 2017 and 20,038 restricted stock units, which will vest in two approximately equal annual installments beginning on January 2, 2017. Also excludes 10,000 performance-based restricted stock units awarded to Mr. Hollis on February 5, 2015 and 15,028 performance-based restricted stock units awarded to Mr. Hollis on January 19, 2016, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the three-year performance periods ending on December 31, 2016 and December 31, 2018, respectively. Also excludes 30,056 performance-based restricted stock units awarded to Mr. Hollis on January 19, 2016, which are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the two-year performance period ending on December 31, 2017.

(6)
Excludes 2,445 restricted stock units, which will vest on January 2, 2017 and 8,014 restricted stock units, which will vest in two approximately equal annual installments beginning on January 2, 2017. Also excludes 7,332 performance-based restricted stock units awarded to Mr. Molnar on February 5, 2015 and 6,011 performance-based restricted stock units awarded to Mr. Molnar on January 19, 2016, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the three-year performance periods ending on December 31, 2016 and December 31, 2018, respectively. Also excludes 12,022 performance-based restricted stock units awarded to Mr. Molnar on January 19, 2016, which are subject to the satisfaction of certain stockholder return performance conditions relative to the Company’s peer group during the two-year performance period ending on December 31, 2017.

(7)	Excludes 934 restricted stock units, which will vest on July 1, 2016, and 1,052 restricted stock units, which will vest in two equal annual installments beginning on July 1, 2016.

(8)
Excludes 934 restricted stock units, which will vest on July 1, 2016, and 1,052 restricted stock units, which will vest in two equal annual installments beginning on July 1, 2016. All these shares have been transferred to a trust, of which Mr. Cross and his spouse are co-trustees.

(9)
Excludes 934 restricted stock units, which will vest on July 1, 2016, and 1,052 restricted stock units, which will vest in two equal annual installments beginning on July 1, 2016. Mr. Plaumann may be deemed to be the beneficial owner of these shares of common stock held by Greyhawke Capital Advisors LLC, of which he is the principal.

(10)
In addition to the Company common stock reported in the table, as of February 2, 2016, the directors and executive officers beneficially owned common units of Viper Energy Partners LP, or Viper, as follows: Mr. Stice - 37,500; Ms. Dick - 10,000; Mr. Pantermuehl - 30,000; Mr. Hollis - 60,080; Ms. Moses - 23,643. As of February 2, 2016, executive officers other than the named executive officers owned 5,000 common units of Viper. As of February 2, 2016, we owned 70,450,000 of the common units of Viper, or 88%. As of February 16, 2016, there were 79,726,006 common units of Viper outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of Viper’s outstanding common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the year ended December 31, 2015 applicable to our officers and directors and such other persons were filed on a timely basis, except that Steven West filed one late Form 4 that covered one transaction.

Certain Relationships and Related Transactions
Review and Approval of Related Party Transactions

Our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that, the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;

•
a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;

•	a transaction with a related party involving less than $120,000;

•
a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;

•
a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and

•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Drilling Services

Bison Drilling and Field Services LLC, or Bison, an affiliate of Wexford Capital, has from time to time performed drilling and field services for us under the master drilling agreement and the master field services agreement. Under the master drilling agreement with Bison, effective as of January 1, 2013, Bison committed to accept orders from us for the use of at least two of its rigs. As of December 31, 2015, we were not utilizing any Bison drilling rigs. Each of the master drilling agreement and master field services agreement is terminable by either party on 30 days’ prior written notice, although neither party will be relieved of its respective obligations arising from services being performed prior to termination of such agreement. During the year ended December 31, 2015, we did not incur any costs for services performed by Bison, but paid Bison $32,111 attributable to services performed in 2014.

Midland Lease

Effective May 15, 2011, we occupied corporate office space in Midland, Texas under a lease with an initial five-year term. The office space is owned by Fasken Midland, LLC, or Fasken, an affiliate of Wexford Capital. Since our entry into the original lease, we have increased our leased space and extended the term of the lease for an additional ten-year period beginning in June 2016. We currently pay base rent of approximately $113,000 per month under this lease. Upon commencement of the lease extension in June 2016, the monthly base rent will increase to approximately $129,000, further increasing by approximately 2% on an annual basis for the remainder of the term. We paid $1.0 million for the year ended December 31, 2015 under this lease.

Field Office Lease

We leased field office space in Midland, Texas from an unrelated third party effective March 1, 2011. Effective March 1, 2014, the building was purchased by WT Commercial Portfolio, LLC, or WT Commercial, an affiliate of Wexford Capital. The remaining term of the lease expires on February 28, 2018. The monthly base rent under the lease is $12,020 which will increase 3% annually on March 1 of each year during the remainder of the lease term. During the third quarter of 2014, we entered into a sublease with Bison, in which Bison leased the field office space on the same terms as our lease for the remainder of the lease term. During 2015, we received aggregate payments of $150,474 from Bison in respect of this sublease and made aggregate payments of $162,569 to WT Commercial in respect of our lease.

Coronado Midstream

We are party to a gas purchase agreement, dated May 1, 2009, as amended, with Coronado Midstream LLC, or Coronado Midstream, formerly known as MidMar Gas LLC. Coronado Midstream owns a gas gathering system and processing plant in the Permian Basin. An entity controlled by Wexford Capital, in which Gulfport and certain entities controlled by Wexford Capital are members, owned an approximately 28% equity interest in Coronado Midstream. Coronado Midstream was sold in March 2015 and is no longer a related party. Under this gas purchase agreement, Coronado Midstream is obligated to purchase from us, and we are obligated to sell to Coronado Midstream, all of the gas conforming to certain quality specifications produced from certain of our Permian Basin acreage. Following the expiration of the initial ten-year term, the agreement will continue on a year-to-year basis until terminated by either party on 30 days’

written notice. Under the gas purchase agreement, Coronado Midstream is obligated to pay us 87% of the net revenue received by Coronado Midstream for all components of our dedicated gas, including the liquid hydrocarbons, and the sale of residue gas, in each case extracted, recovered or otherwise processed at Coronado Midstream’s gas processing plant, and 94.56% of the net revenue received by Coronado Midstream from the sale of such gas components and residue gas, extracted, recovered or otherwise processed at Chevron’s Headlee plant. An entity controlled by Wexford Capital had owned approximately 28% equity interest in Coronado Midstream until Coronado Midstream was sold in March 2015. Coronado Midstream is no longer a related party and any revenues, production and ad valorem taxes and gathering and transportation expense after March 2015 are not classified as those attributable to a related party. We recognized revenues from Coronado Midstream of $5.2 million, and production and ad valorem taxes and gathering and transportation expenses from Coronado Midstream of $1.1 million, in each case for the three months ended March 31, 2015.

Advisory Services Agreement

On October 11, 2012, we entered into an advisory services agreement with Wexford Capital under which Wexford Capital agreed to provide us with general financial and strategic advisory services related to our business in return for an annual fee of $0.5 million, plus reasonable out-of-pocket expenses. This agreement had an initial term of two years commencing on October 18, 2012 and continues for additional one-year periods unless terminated in writing by either party at least ten days prior to the expiration of the then current term. The agreement may be terminated at any time by either party upon 30 days’ prior written notice. In the event we terminate the agreement, we are obligated to pay all amounts due through the remaining term of the agreement. In addition, under the terms of the agreement we have agreed to pay Wexford Capital to-be-negotiated market-based fees approved by our independent directors for such services as may be provided by Wexford Capital at our request in connection with future acquisitions and divestitures, financings or other transactions. The services provided by Wexford Capital under the advisory services agreement do not extend to our day-to-day business or operations. In this agreement, we have agreed to indemnify Wexford Capital and its affiliates from any and all losses arising out of or in connection with the agreement except for losses resulting from Wexford Capital’s or its affiliates’ gross negligence or willful misconduct. We incurred total fees of $1.2 million for the year ended December 31, 2015 under the advisory services agreement. As of December 31, 2015, we had no outstanding amounts payable to Wexford Capital under this agreement.

Viper Energy Partners LP

Viper is a publicly traded Delaware limited partnership, the common units of which are listed on the NASDAQ Global Market under the symbol “VNOM.” We control the general partner of Viper and, as of December 31, 2015, owned approximately 88% of all of the outstanding common units in Viper.

Payments from Viper under its Partnership Agreement. Under the terms of Viper’s partnership agreement, Viper is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Viper or otherwise incurred by its general partner, which we control, in connection with operating Viper’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Viper or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Viper. During the year ended December 31, 2015, the general partner received reimbursements from the Partnership of $4,000, which was the amount outstanding at December 31, 2014.

Distributions paid to us by Viper. We are entitled to receive our pro rata portion of the distributions Viper makes in respect of its common units. During the years ended December 31, 2015 and 2014 (subsequent to the Viper IPO), we received such distributions in the amount of $60.6 million and $17.6 million, respectively.

Registration Rights Agreement. On June 23, 2014, in connection with the Viper IPO, we entered into a registration rights agreement with Viper in which Viper agreed to file a registration statement to register the Viper common units that we own. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties. In July 2015, Viper registered our common units for resale in its registration statement on Form S-3 filed with the SEC.

Advisory Services Agreement. On June 23, 2014, in connection with the closing of the Viper IPO, Viper entered into an advisory services agreement with Wexford Capital, the holder of more than 5% of our common stock during 2014, under which Wexford Capital provides Viper and its general partner with general financial and strategic advisory services related to Viper’s business in return for an annual fee of $0.5 million, plus reimbursement of reasonable out-of-pocket expenses. This annual fee does not cover any advisory services related to acquisitions, divestitures, financings or other transactions in which Viper may be involved in the future. In addition, under this agreement, Viper will pay Wexford Capital to-be-negotiated market-based fees approved by the conflicts committee of the board of directors of Viper’s general partner for such services as may be provided by Wexford Capital at Viper’s request in connection with future acquisitions and divestitures, financings or other transactions in which Viper may be involved. This agreement has a term of two years commencing on the completion of the Viper IPO. The agreement will continue for additional one-year periods unless terminated in writing by either party at least ten days prior to the expiration of the then current term. The agreement may be terminated at any time by either party upon 30 days’ prior written notice. In the event Viper terminates the agreement, Viper will be obligated to pay all amounts due through the remaining term of the agreement. The services provided by Wexford Capital under the advisory services agreement do not extend to Viper’s day-to-day business or operations. In this agreement, Viper agreed to indemnify Wexford Capital and its affiliates from any and all losses arising out of or in connection with the agreement except for losses resulting from Wexford Capital’s or its affiliates’ gross negligence or willful misconduct. In the event Viper is dissatisfied with the services provided by Wexford Capital, its only remedy against Wexford Capital is to terminate the agreement. During the year ended December 31, 2015, Viper paid $0.6 million to Wexford Capital under the advisory services agreement.

Tax Sharing Agreement. On June 23, 2014, in connection with the closing of the Viper IPO, we entered into a tax sharing agreement with Viper pursuant to which Viper is required to reimburse us for its share of state and local income and other taxes borne by us as a result of Viper’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on the closing date of the Viper IPO. The amount of any such reimbursement is limited to the tax that Viper would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Viper may be a member for this purpose, to owe no tax. However, Viper would nevertheless reimburse us for the tax it would have owed had the attributes not been available or used for Viper’s benefit, even though we had no cash expense for that period. During the year ended December 31, 2015, Viper did not reimburse us under the tax sharing agreement.

Proposal to Approve Our 2016 Amended and Restated Equity Incentive Plan

(Proposal 2 on the Proxy Card)

After careful consideration, on April 25, 2016, the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors, unanimously approved, subject to stockholder approval, our 2016 Amended and Restated Equity Incentive Plan, amending and restating the 2012 Plan, which we refer to as the Plan. If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Increase the share reserve under the Plan by an additional 1,800,000 shares.

•	Provide that awards settled in cash instead of shares will now be counted against the share reserve.

•	Establish a total annual limit on all compensation to our non-employee directors of $300,000.

•	Clarify the business criteria on which performance goals may be based for performance awards.

•	Provide for repayment or forfeiture of future awards if required under our general clawback policy or by applicable laws.

•	Update the Plan to reflect changes to the Internal Revenue Code, or the Code, including revising the definition of “change in control” to reflect the final regulations under section 409A of the Code.

•	Extend the expiration date of the Plan from October 9, 2022, to April 25, 2026.

•	Generally update the Plan by eliminating provisions that are no longer needed or relevant.

Rationale for Approval

The Plan was originally adopted by our board of directors on October 10, 2012, before the initial public offering of our common stock. The purpose of the Plan is to promote the interests of our company and our affiliates by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors, which we refer to as eligible participants, who we expect will contribute to our growth and financial performance for the benefit of our stockholders.

The Plan is the only plan pursuant to which we can grant stock options and other forms of stock-based compensation, and the limited number of shares remaining available under the Plan restricts our ability to grant stock-based awards. As of March 31, 2016, approximately 322,788 shares remained available for future awards under the Plan assuming the outstanding 2015 and 2016 performance-based restricted stock units are settled at targeted performance levels. Our average annual shares issued from the time of our initial public offering through December 31, 2015 is approximately 432,601 shares. The amendment to the Plan will add 1,800,000 shares to the Plan’s share reserve, by increasing the maximum number of shares available for issuance from 2,500,000 shares to 4,300,000 shares.

Potential Dilution

At March 31, 2016, approximately 322,788 shares remained available for issuance under the Plan. The amendment to the Plan provides that the total number of shares of common stock available for issuance under the Plan will include (a) the 1,800,000 newly authorized shares of common stock plus (b) the 322,788 shares available for future issuance under the Plan at March 31,

2016, which would represent approximately 2.96% percent of our 71,697,750 shares of common stock outstanding as of March 31, 2016.

The “burn rate” measures the potential dilutive effect of our annual equity awards. Burn rate expresses the amount of stock awards a company grants annually relative to its number of shares of common stock outstanding.

The following table summarizes the burn rate of shares awarded under the Plan since our initial public offering on October 17, 2012 and for the average of 2015, 2014, 2013 and 2012:

Shares Awarded Under 2012 Equity Incentive Plan

Year	RSUs Issued	Additional Performance Shares Earned	Options Issued	Total Shares	Average Weighted Shares O/S	Burn Rate %
2015	227,769	—	—	227,769	63,019,000	0.36%
2014	226,216	79,150	—	305,366	53,297,000	0.57%
2013*	9,663	—	63,000	72,663	42,255,000	0.17%
2012*	274,606	—	850,000	1,124,606	19,723,774	5.70%
Total				1,730,404
Average				432,601		1.70%
*No awards were issued in 2013 to participants who received awards under the Plan in 2012 in connection with our initial public offering on October 17, 2012.

The Plan currently does not count awards settled in cash against the share reserve. The amendment to the Plan will provide that all such awards that may be settled in cash are counted against the share reserve, in keeping with current best practices.

The Plan provides an annual share limit for awards granted to any individual of one (1) million shares. The amendment to the Plan establishes an annual limit on total compensation, including both equity awards and cash compensation, for non-employee directors of $300,000 each.

The business criteria on which performance goals may be based for performance awards are being clarified to better reflect our business and practices. Approval of the material terms of the performance goals set forth in the amendment and restatement of the Plan, including the business criteria on which such performance goals may be based, is intended to continue to permit performance awards granted under the Plan to qualify as tax-deductible performance-based compensation under section 162(m) of the Code.

The Plan gives the compensation committee the right to cancel, modify or recoup awards for a participant’s detrimental activity, as defined in the Plan. In addition, current regulations permit us to clawback awards from our Chief Executive Officer or Chief Financial Officer if we must restate our financial statements due to misconduct. The amendment to the Plan provides for repayment or forfeiture of future awards for any participants if required under a general clawback policy adopted by us, or by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable law, whether or not those provisions are specifically incorporated in the terms of an award agreement under the Plan.

The amendment to the Plan to reflect changes under the Code are intended to incorporate common definitional terms and reduce the likelihood of potential negative tax consequences to eligible individuals for not complying with section 409A of the Code. This amendment is not expected to have a significant effect on the 2012 Plan.

The Plan currently will expire on October 9, 2022. The amendment extends the expiration date of the Plan to April 25, 2026, the date that is one day before the tenth anniversary of the adoption of the amendment and restatement of the Plan by the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors.

Summary of the Plan as Amended and Restated

The following is a summary of the material terms of the Plan as amended and restated. This summary is qualified in its entirety by reference to the Plan. A copy of the Plan, as amended and restated, is attached as Appendix A to this proxy statement.

Eligible Participants. Eligible award recipients under the Plan are employees, consultants and directors of our company and its affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors.

Share Reserve. The aggregate number of shares of common stock initially authorized for issuance under awards, including incentive stock options, under the Plan is 4,300,000 shares. However, shares covered by awards that expire or otherwise terminate without having been exercised in full and shares that are forfeited or repurchased by us under the Plan will be returned to the Plan and available for issuance in connection with future awards. On and after the adoption of the amendment and restatement, awards settled in cash instead of shares will be counted against the maximum share reserve in the same manner as if they were settled in shares of the Company’s common stock.

Limitations on Awards. No participant may receive awards under the Plan covering more than 1,000,000 shares in the aggregate during any calendar year. In addition, each non-employee director’s total annual compensation, including awards under the Plan and cash paid under the Plan or otherwise, is limited to $300,000.

Administration. Our board of directors (or our compensation committee or any other committee of the board of directors as may be appointed by our board of directors from time to time) administers the Plan. The board of directors has appointed and delegated authority to our compensation committee to act as Plan administrator. Among other responsibilities, the Plan administrator selects participants from among the eligible individuals, determines the number of shares that will be subject to each award and determines the terms and conditions of each award, including methods of payment, vesting schedules and limitations and restrictions on awards. The Plan administrator may amend, suspend or terminate the Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. Unless terminated earlier, the Plan will terminate on April 25, 2026.

Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The Plan administrator determines the exercise price of a stock option, which generally cannot be less than 100% (or 110% in the case of an incentive stock option granted to a more than 10% stockholder) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the Plan will vest ratably over a five-year period and have a term of ten years (or five years in the case of an incentive stock option granted to a 10% stockholder), unless otherwise specified by the Plan administrator in the option agreement.

Acceptable consideration for the purchase of common stock issued on the exercise of a stock option is determined by the Plan administrator and may include cash or check, a broker-assisted cashless exercise, tendering of previously owned stock, stock withholding and other approved legal consideration such as a full recourse promissory note (other than for directors and executive officers).

Unless the Plan administrator provides otherwise (solely with respect to transfers to certain family members and estate planning vehicles), nonstatutory options generally are not transferable except by will or the laws of descent and distribution. However, an option holder may designate a beneficiary who may exercise the option following the option holder’s death. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Restricted Awards. Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the Plan administrator. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the Plan administrator. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the Plan administrator. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The Plan administrator may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the Plan administrator in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the Plan administrator in the award agreement.

Performance Awards. Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Plan.

Performance goals are established by the Plan administrator based on one or more of the following business criteria that apply to the participant, a business unit, or us and our affiliates:

•	revenue;

•	sales;

•	earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”);

•	funds from operations;

•	funds from operations per share;

•	operating income;

•	operating income per share;

•	pre-tax or after-tax income;

•	net cash provided by operating activities;

•	cash available for distribution;

•	cash available for distribution per share;

•	working capital and components thereof;

•	sales (net or gross) measured by product line, territory, customer or customers, or other category;

•	return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period;

•	return on assets;

•	return on capital;

•	enterprise value or economic value added;

•	share price performance;

•	improvements in the company’s attainment of expense levels;

•	implementation or completion of critical projects;

•	improvement in cash-flow (before or after tax);

•	net earnings;

•	earnings per share;

•	earnings from continuing operations;

•	net worth;

•	credit rating;

•	levels of expense, cost, or liability by category, operating unit, or any other delineation;

•	any increase or decrease of one or more of the foregoing over a specified period; or

•	the occurrence of a Change in Control.

Performance goals will be objective and will be intended to meet the requirements of section 162(m) of the Code. Performance goals must be determined before 25% of the service period has elapsed but not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards are non-transferable and generally terminate on the participant’s termination of employment or service during the service period.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the Plan administrator, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on settlement, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the Plan administrator.

Adjustments in Capitalization. The Plan provides that in the event of certain corporate events or changes in our common stock, the Plan administrator will proportionally adjust awards, the number and class of shares available under the Plan and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

Change in Control and other Corporate Transactions. The Plan provides that in the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our company, or any corporate separation or division, then all outstanding awards under the Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the Plan administrator. If an award would be cancelled without consideration paid to the extent vested, the participant may exercise the award in full or in part for a period of ten days.

U.S. Federal Tax Consequences

The U.S. federal income tax rules applicable to awards under the Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the Plan may be intended to qualify as incentive stock options under section 422 of the Code or may be nonstatutory stock options governed by section 83 of the Code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a nonstatutory stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option exercise price. We generally are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option if the applicable holding periods are satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a nonstatutory stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, taxes are not due when a restricted award is initially granted, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (generally, when it becomes vested or transferable), in the case of a restricted stock award, or when shares are issued in connection with vesting, in the case of a restricted stock unit. Income tax is calculated on the value of the stock at ordinary rates at that time, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect under Code section 83(b) to recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date of grant. If the election is made in a timely manner, the participant will not recognize any additional income when the award is no longer transferable or subject to a “substantial risk of forfeiture.”

Section 409A of the Code provides additional tax rules governing non-qualified deferred compensation. Generally, Code section 409A will not apply to awards granted under the Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Code section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards.

As described above, awards granted under the Plan may be structured to qualify as performance-based compensation under section 162(m) of the Code. To qualify, the Plan must satisfy the conditions set forth in Code section 162(m), and stock options and other awards must be granted under the Plan by a committee consisting solely of two or more outside directors (as defined under section 162 regulations) and must satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan, as established and certified by a committee consisting solely of two or more outside directors. The rules and regulations issued under Code section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. We currently have structured the Plan and awards to senior executive officers who may be subject to section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under section 162(m). Thus, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances and section 162(m) could limit the deductibility of compensation related to awards granted under the Plan.
Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Plan will be granted in the discretion of the Plan administrator, the type, number, recipients and other terms of such awards cannot be determined at this time.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR 2016 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

(Proposal 3 on the Proxy Card)

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. Our stockholders have a “say on pay” vote each year. The next “say on pay” vote will take place at our 2017 Annual Meeting.
Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the compensation committee, among other things, ensures that the Company’s executive compensation arrangements (i) do not incentivize executives to take unnecessary risks, (ii) do not include excessive change in control provisions, (iii) include long-term vesting provisions in the awards of restricted stock units to encourage executives to focus on long-term performance and (iv) offer performance-based compensation, consisting of cash compensation with performance goals tied to our Company’s performance and performance-based equity awards, based on total stockholder return relative to the peer group, in each case to motivate our executives to contribute to the growth, profitability and increased value of the Company.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION AS REPORTED IN THIS PROXY STATEMENT.

Proposal to Ratify the Appointment of Our Independent Auditors

(Proposal 4 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2016. The audit committee has appointed Grant Thornton to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton for fiscal 2015 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

How much were the independent auditors paid in 2015, 2014 and 2013?

Grant Thornton’s fees for professional services totaled $490,350, $675,875 and $775,214 for 2015, 2014 and 2013, respectively. Grant Thornton’s fees for professional services included the following:

•
Audit Fees – aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters were $430,500, $660,125 and $725,859 in 2015, 2014 and 2013, respectively.

•	Audit-Related Fees – aggregate fees for audit-related services were $59,850, $15,750 and zero in 2015, 2014 and 2013, respectively.

•	Tax Fees– aggregate fees for tax services, consisting of tax return compliance, tax advice and tax planning, were zero in 2015, 2014 and 2013.

•	All Other Fees – aggregate fees for all other services, were zero in 2015, 2014 and 2013.

Does the Audit Committee approve the services provided by Grant Thornton?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP subsequent to our initial public offering in October 2012 and the formation of our audit committee were pre-approved by our audit committee.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton LLP always served as Diamondback’s independent auditors?

Grant Thornton has served as our independent auditors since 2011.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2016.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including the nomination of directors, at the 2017 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than December 30, 2016.

Stockholders who wish to propose a matter for action at the 2017 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 8, 2017 and March 10, 2017. You can obtain a copy of our by-laws by writing the Corporate Secretary at the address below.

All written proposals should be directed to Randall J. Holder, Corporate Secretary, Diamondback Energy, Inc., 9400 N. Broadway Extension, Suite 700, Oklahoma City, Oklahoma 73114.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our by-laws and discussed on page 9 of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal years ended December 31, 2014 and 2013, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Corporate Secretary, Diamondback Energy, Inc., 9400 N. Broadway Extension, Suite 700, Oklahoma City, Oklahoma 73114 or via the Internet at http://ir.diamondbackenergy.com/financials.cfm. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Diamondback stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Schedule A

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) plus non-cash (gain) loss on derivative instruments, net, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. plus non-cash (gain) loss on derivative instruments, net, (gain) loss on sale of assets, net, impairment of oil and gas properties and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(in thousands)

	Year Ended December 31,
	2015	2014
Net income (loss)	$(547,790)	$195,971
Non-cash (gain) loss on derivative instruments, net	112,918	(117,109)
Interest expense	41,510	34,515
Depreciation, depletion and amortization	217,697	170,005
Impairment of oil and gas properties	814,798	—
Non-cash equity-based compensation expense	24,572	14,253
Capitalized equity-based compensation expense	(6,043)	(4,437)
Asset retirement obligation accretion expense	833	467
Income tax (benefit) provision	(201,310)	108,985
Consolidated Adjusted EBITDA	$457,185	$402,650
Less: EBITDA attributable to noncontrolling interest	(7,940)	(4,316)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$449,245	$398,334

Appendix A

2016 Amended and Restated
Diamondback Energy, Inc.
Equity Incentive Plan

1.     Purpose; Eligibility.
(a)    General Purpose. The name of this plan is the 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan (the “Plan”). The purpose of the Plan is to enable Diamondback Energy, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. This is an amendment and restatement of the Diamondback Energy, Inc. 2012 Equity Incentive Plan originally adopted October 10, 2012.
(b)    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
(c)    Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards (Restricted Stock and Restricted Stock Units), (d) Performance Awards and (e) Stock Appreciation Rights.
2.     Definitions.
(a)    “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).
(b)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.
(c)    “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award, and a Stock Appreciation Right.
(d)    “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(e)    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals, or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cashless Exercise” has the meaning set forth in Section 6(c).
(h)    “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(i)    “Change in Control” means:
(i)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring within a 12-month period, of all or substantially all of the assets of the Company to any Person, where “substantially all” means assets of the Company having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Company’s assets immediately before such transaction or series of transactions;
(ii)    The Incumbent Directors cease for any reason to constitute a majority of the Board;
(iii)    The adoption of a plan relating to the liquidation or dissolution of the Company;
(iv)    Any Person acquires stock of the Company that results in such Person holding Beneficial Ownership of stock of the Company possessing more than 50% of the total fair market value or the total voting power of the Company; or
(v)    Any Person acquires, over a 12-month period, Beneficial Ownership of stock of the Company possessing 30% or more of the total voting power of the Company.
The foregoing notwithstanding, a transaction will not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction; (ii) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any company that, immediately before such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such acquisition.
For purposes of determining the occurrence of a Change in Control under this Section 2(i), the term “Person” shall include one or more Persons acting as a group, as determined under Treas. Regs. §1.409A-3(i)(5)(v)(B).
(j)    “Code” means the Internal Revenue Code of 1986, as amended.
(k)    “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).
(l)    “Common Stock” means the common stock, $0.01 par value per share of the Company.
(m)    “Company” means Diamondback Energy, Inc., a Delaware corporation.
(n)    “Consultant” means any natural person who provides bona fide consulting or advisory services and who is compensated for such services or who provides or has provided bona fide services to the Company or an Affiliate pursuant to a written agreement, so long as such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(p)    “Covered Employee” means an Employee who, on the last day of the taxable year of the Company, is a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance promulgated thereunder.
(q)    “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.
(r)    “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.
(s)    “Director” means a member of the Board.
(t)    “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
(u)    “Effective Date” means October 10, 2012, the original date the Board adopted the Plan. This amendment and restatement of the Plan is effective April 25, 2016, the date of its adoption by the Compensation Committee, acting on behalf of the Board.
(v)    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate is not sufficient to constitute “employment” by the Company or an Affiliate.
(w)    “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.
(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(y)    “Exercise Price” has the meaning set forth in Section 6(b) of the Plan.
(z)    “Fair Market Value” means, as of any date, the value of the Common Stock determined using a method consistent with the definition of fair market value found in Treas. Regs. §1.409A-1(b)(5)(iv) and any regulatory interpretations promulgated thereunder and will be determined using a method that is a presumptively reasonable valuation method there under, as determined below.
(i)    On any date on which shares of Common Stock are readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award, the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(ii)    If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Common Stock reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(iii)    If the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant) and such determination will be conclusive and binding on all persons.
(aa)    “Free Standing SAR” has the meaning set forth in Section 7(c)(i).
(bb)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(cc)    “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.
(dd)    “Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director, or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.
(ee)    “Market Stand-Off” has the meaning set forth in Section 14.
(ff)    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(gg)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(hh)    “Officer” means (a) before the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer and (b) on and after the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ii)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(jj)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(kk)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ll)    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treas. Regs. § 1.162-27(e)(3).
(mm)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(nn)    “Performance Award” means an Award granted pursuant to Section 7(b).
(oo)    “Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of such transfer.
(pp)    “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof, or any other entity, and includes a syndicate or group as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(qq)    “Plan” means this 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan. Prior to the 2016 amendment and restatement of the Plan, the Plan was known as the Diamondback Energy, Inc. 2012 Equity Incentive Plan.
(rr)    “Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit to a Director or executive officer (or equivalent thereof) by the Company or an Affiliate that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).
(ss)    “Restricted Award” means any Award granted pursuant to Section 7(a), including Restricted Stock and Restricted Stock Units.
(tt)    “Restricted Period” has the meaning set forth in Section 7(a).
(uu)    “Restricted Stock” has the meaning set forth in Section 7(a).
(vv)    “Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7(a).
(ww)    “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 10(f).
(xx)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.
(yy)    “Rule 701” means Rule 701 promulgated under the Securities Act.
(zz)    “Securities Act” means the Securities Act of 1933, as amended.
(aaa)    “Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7(c) to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (B) the aggregate Strike Price of such right or such portion thereof.
(bbb)    “Stock for Stock Exchange” has the meaning set forth in Section 6(c).

(ccc)    “Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7(c)(iv) and set forth in the Award Agreement for a Stock Appreciation Right.
(ddd)    “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.
(eee)    “Tandem SAR” has the meaning set forth in Section 7(c)(i).
(fff)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.     Administration.
(a)    Administration by Board. The Plan will be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section (e).
(b)    Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.
(c)    Specific Authority. In particular, the Administrator will have the authority to: (a) construe and interpret the Plan and apply its provisions; (b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (e) determine when Awards are to be granted under the Plan; (f) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (g) determine the number of shares of Common Stock to be made subject to each Award; (h) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) subject to restrictions applicable under Section 12(d), amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SARs, the difference between the Fair Market Value of the Common Stock subject to an Option or SAR and the Exercise Price or Strike Price, will not constitute an impairment of the Participant’s rights that requires consent); (k) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law; (l) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and (m) to exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
(d)    Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(e)    The Committee.
(i)    General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    Committee Composition when Common Stock is Registered. Whenever the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, Code Section 162(m), or both. If, however, the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any Officer, Director or other Insider, the Committee must at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m) or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing herein is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(f)    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the Administrator did not act in good faith, did not act in a manner that such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.     Shares Subject to the Plan.
(a)    Share Reserve. Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards will consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan will not exceed 4,300,000 shares of Common Stock (subject to adjustment as provided in Section 11(a)), all of which may be used for Incentive Stock Options or any other Awards. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan. The 2016 amendment of the share reserve authorizes an additional 1,800,000 shares of Common Stock.
(b)    Reversion of Shares to the Share Reserve. If any Award for any reason expires or otherwise terminates, in whole or in part, the shares of Common Stock not acquired under such Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10(f)(a), such shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section (a) on the basis of one share for every share subject thereto. Notwithstanding anything herein to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in shares of Common Stock will be counted against the foregoing maximum share limitations.
(c)    Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision, Right of Repurchase or otherwise.
5.     Eligibility.
(a)    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)    Ten Percent Stockholders. An Incentive Stock Option Ten Percent Stockholder granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.
(c)    Section 162(m) Limitation.
(i)    Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including, without limitation, Options, SARs and hypothetical Common Stock units) covering more than 1,000,000 shares in the aggregate during any calendar year.
(ii)    Section (c)(a) shall not apply before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, determined based solely on whether, as of the last day of its taxable year, the Company is subject to the reporting obligations of Section 12 of the Exchange Act (other than due to a voluntary registration).
(iii)    On and after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, Section (c)(a) shall not apply to Options, SARs or Awards of Restricted Stock until:
(1)    the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4(a)); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following (x) the calendar year in which the Company’s initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) occurs, or (y) if the Company first becomes subject to the registration requirements of Section 12 of the Exchange Act without an initial public offering, the first calendar year following the calendar year in which the Company is first required to register any equity security under Section 12 of the Exchange Act; or
(2)    such other date required by Code Section 162(m) and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, if the Company first becomes subject to Section 12 of the Exchange Act in connection with an initial public offering, then this Section (c)(iii) will apply only to the extent that the prospectus covering the initial public offering discloses information concerning the Plan in satisfaction of all applicable securities laws then in effect.
(d)    Directors Awards.
(i)    Each Director of the Company will be eligible to receive discretionary grants of Awards under the Plan. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, such formula grant will be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.
(ii)    Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) granted under this Plan and cash compensation granted under this Plan or otherwise paid by the Company during any calendar year to any one Non-Employee Director shall not exceed $300,000, rounded up to the nearest full Share. The foregoing limit shall not count any Tandem SARs (as defined in Section 7(c)(i)).
6.     Option Provisions.
Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.
(b)    Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value of such share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.
(c)    Consideration. The Optionholder will pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the Administrator’s discretion, and upon such terms as the Administrator approves: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (iii) subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the exercise price of such Option exercise, or (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; provided, however, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) necessary to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, the holder shall pledge to the Company shares of Common Stock having a Fair Market Value at least equal to the principal amount of any such loan as security for payment of the unpaid balance of the loan and such pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine, in its discretion; provided, however, that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock of the Company that have been held for more than six months (or such other period of time as may be required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Exchange Act, an exercise with a promissory note or other transaction by an Optionholder that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.
(d)    Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.
(e)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.
(f)    Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 20% per year over the five year period commencing on the Date of Grant of the Option.
(g)    Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections (h), (i) and (j) of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.
(h)    Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section (a) or (b) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.
(i)    Disability of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option will terminate.
(j)    Death of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option will terminate.
(k)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.
(l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.
(m)    Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.
(n)    Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
7.     Provisions of Awards Other Than Options.
(a)    Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Award will be in such form and will contain such terms, conditions and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property, prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Administrator.
(ii)    Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property a Stock for Stock Exchange, or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.
(iii)    Vesting. The Restricted Award and any shares of Common Stock acquired under the Restricted Award may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture in the event the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.
(iv)    Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.
(v)    Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.
(vi)    Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Code Section 83(b) may be required.
(vii)    Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with Code Section 409A and the regulations and interpretive authority issued thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Code Section 409A requirements, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock not later than (i) the later of (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Restricted Period ends and Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.
(b)    Performance Awards.
(i)    Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(ii)    Performance Goals.
(1)    Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator will determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.
(2)    Performance goals may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria include the following: revenue; sales; earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers, or other category; return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost, or liability by category, operating unit, or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control.
(3)    A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.
(4)    Performance goals will be objective and, if the Company is required to be registered under Section 12 of the Exchange Act, will otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, determined by the Administrator. Such objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.
(iii)    Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
(iv)    Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock (i) not later than (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (ii) such other date as may be necessary to avoid application of Code Section 409A to such Award.

(v)    Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.
(vi)    Acceleration, Waiver, Etc. Before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act or after such date with respect to Participants who are not Covered Employees, at any time before the Participant’s termination of Continuous Service by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 12 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control. Notwithstanding the foregoing, with respect to a Covered Employee, after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, no amendment or waiver of the performance goal will be permitted, and no acceleration of payment (other than in the form of Common Stock) will be permitted unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to such acceleration.
(vii)    Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section (b)(vii).
(c)    Stock Appreciation Rights.
(i)    General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, provided the requirements of Section (c)(ii) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.
(ii)    Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Code Section 409A. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the Strike Price may never be less than the Fair Market Value per share of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
(iii)    Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right the holder of such SAR will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such exercise, of one share of Common Stock over the Strike Price per share specified in such Stock Appreciation Right or its related Option; multiplied by (ii) the number of shares for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.
(iv)    Strike Price. The Administrator will determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of such Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; provided, however, that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.
(v)    Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right will have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right will be exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(vi)    Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves such written request, such written request will be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.
(vii)    Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval will not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, provided that a request to receive cash upon such later exercise will be subject to the approval of the Administrator. Additionally, such disapproval will not affect such Participant’s right to exercise any related Option.
(viii)    Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.
8.     Covenants of the Company.
(a)    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
(b)    Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
9.     Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.
10.    Miscellaneous.
(a)    Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
(b)    Stockholder Rights. Except as provided in Section 11(a) hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.
(c)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(e)    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that the Fair Market Value of shares of Common Stock withheld does not exceed the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock; or (d) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in the case of a participant who is an Officer, Director or other Insider in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.
(f)    Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section (f) (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.
11.    Adjustments Upon Changes in Stock.
(a)    Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the Administrator shall proportionately adjust (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any single holder during any calendar year; and (e) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.
(b)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section (c), all outstanding Awards will terminate immediately prior to such event.
(c)    Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section (c)) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section (a) hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the later of the 10-day period ending on the fifth day prior to such merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.
12.    Amendment of the Plan and Awards.
(a)    Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11(a) relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.
(d)    Amendment of Awards; No Impairment of Rights.
(i)    The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section (d)(ii), no amendment may impair rights under any Award granted before such amendment. Except as otherwise permitted under Section 11, unless stockholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash if such action will be considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
(ii)    No amendment of the Plan or an Award may impair rights under any Award granted before such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or Stock Appreciation Rights, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.
13.    General Provisions.
(a)    Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(b)    Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11(a).
(c)    Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.
(d)    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.
(e)    Cancellation and Rescission of Awards for Detrimental Activity.
(i)    Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.
(ii)    Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.
(iii)    If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
(f)    Clawback or Forfeiture. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if required by Company policy, by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002 or by other applicable law, each Participant’s Award under this Plan shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, or any relevant provision of the related Award Agreement. By accepting an Award under this Plan, a Participant will have consented to any such clawback, repayment or forfeiture condition, regardless of whether or not such condition is expressly stated in the Award Agreement.
14.    Market Stand-Off.
Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under the Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, will immediately be subject to the Market Stand-Off.
15.    Effective Date of Plan.
The Plan shall become effective as of the Effective Date. No Award in excess of the 2,500,000 share limit that is granted on or after the date (specified in Section 2(u)) on which this amendment and restatement is effective may be exercised (or in the case of a stock Award, may be granted) unless and until the amendment and restatement of the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date this amendment and restatement of the Plan is adopted by the Board. If the stockholders fail to approve the Plan within 12 months after the date on which the amendment and restatement of the Plan is adopted by the Board, any Awards in excess of 2,500,000 shares that are contingent on stockholder approval shall be rescinded and no additional Awards in excess of 2,500,000 shares may be made under the Plan and the Plan will terminate on the day before the 10th anniversary of the original Effective Date.
16.    Termination or Suspension of the Plan.
The Plan will terminate automatically on the day before the 10th anniversary of the date (specified in Section 2(u)) on which this amendment and restatement is effective. No Award may be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
17.    Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
18.    Limitation on Liability.
The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.
19.    Execution.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused this 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan to be executed effective as of the 25th day of April, 2016.

DIAMONDBACK ENERGY, INC.
By:	/s/ Randall J. Holder
Randall J. Holder, Vice President

DIAMONDBACK Energy

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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A Proposals — The board of directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Steven E. West	☐	☐
02 - Travis D. Stice	☐	☐
03 - Michael P. Cross	☐	☐
04 - David L. Houston	☐	☐
05 - Mark L. Plaumann	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T

5 3 A V 2 7 7 2 2 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02CO5B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DIAMONDBACK Energy

Proxy — Diamondback Energy, Inc.

Annual Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Travis Stice, Teresa Dick and Randall Holder (together, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Diamondback Energy, Inc. (the "Company") to be held on June 8, 2016 at 11:30 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2016 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

(Continued and to be marked, dated and signed on reverse side.)